Filed Pursuant to Rule 424(b)(5)

Registration No. 333-227858

PROSPECTUS SUPPLEMENT

(To prospectus dated November 9, 2018)

3,157,895 Shares

AYRO, Inc.

Common Stock

We are offering 3,157,895 shares of our common stock pursuant to this prospectus supplement and accompanying prospectus to certain institutional investors. Each share of common stock is being sold at a price per share equal to $4.75.

Our common stock is traded on The Nasdaq Capital Market under the symbol “AYRO.” On July 2, 2020, the closing sale price of our common stock on The Nasdaq Capital Market was $3.27 per share.

This investment involves a high degree of risk. See “Risk Factors” on page S-15 of this prospectus supplement and any similar section contained in the accompanying prospectus and in the documents that are incorporated by reference herein and therein.

Palladium Capital Advisors, LLC, or Palladium, and Spartan Capital Securities, LLC, or Spartan, acted as financial advisors in connection with this offering. Palladium is entitled to a fee equal to 8% of the gross proceeds raised in the offering from the sale of common stock to certain of the investors, or an aggregate of $800,000, and a warrant to purchase 147,368 shares of our common stock (which equals 7% of the aggregate number of shares sold in this offering to investors introduced to us by Palladium) at an exercise price of $5.4625 per share (which represents 115% of the offering price per share sold in this offering). Spartan is entitled to a fee equal to 7.5% of the gross proceeds raised in the offering from the sale of common stock to certain of the investors, or an aggregate fee of $375,000, and a warrant to purchase 71,770 shares of our common stock (which represents a number of shares equal to 7.5% of the gross proceeds raised in this offering to investors introduced to us by Spartan divided by 110% of the purchase price per share sold in this offering) at an exercise price of $5.225 per share (which represents 110% of the offering price per share sold in this offering).

The gross proceeds to us before fees and expenses will be $15,000,000. The aggregate total financial advisor fees of this offering payable in cash will be $1,175,000, resulting in proceeds to us, before expenses, of $13,825,000. See “Plan of Distribution” on page S-40 of this prospectus supplement for more information regarding the compensation of the financial advisors.

Delivery of the shares of common stock to investors is expected to occur on or about July 8, 2020, subject to satisfaction of customary closing conditions.

Effective as of 6:05 pm Eastern Time on May 26, 2020, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for ten shares. Immediately following the reverse stock split, we issued a stock dividend of one share of the Company’s common stock for each outstanding share of common stock to all holders of record immediately following the effective time of the reverse stock split. The net result of the reverse stock split and the stock dividend was a 1-for-5 reverse stock split. All share and per share prices in this prospectus supplement have been adjusted to reflect the reverse stock split and the stock dividend.

The date of this prospectus supplement is July 6, 2020.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Incorporation by Reference” and “Where You Can Find More Information” as well as any free writing prospectus provided in connection with this offering.

You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, references in this prospectus to “AYRO”, “we”, “our”, “us” and “the Company” refer, collectively, to AYRO, Inc. and its subsidiaries.

We own various U.S. federal trademark registrations and applications, and unregistered trademarks and service marks, including “AYRO” and our corporate logo. All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus, and in particular those factors referenced in the sections entitled “Risk Factors.”

This prospectus supplement and the accompanying prospectus contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

●	we have had a history of losses and have never been profitable, and we expect to incur additional losses in the future and may never be profitable;

●	the market for our products is developing and may not develop as expected;

●	our business is subject to general economic and market conditions;

●	our business, results of operations and financial condition may be adversely impacted by public health epidemics, including the recent COVID-19 outbreak;

●	our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of any investment in our securities;

●	we may experience lower-than-anticipated market acceptance of our vehicles;

●	developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for our electric vehicles;

●	the markets in which we operate are highly competitive, and we may not be successful in competing in these industries;

●	a significant portion of our revenues are derived from a single customer;

●	we rely on and intend to continue to rely on a single third-party supplier for the sub-assemblies in semi-knocked-down for all of our vehicles;

●	we may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims;

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●	the range of our electric vehicles on a single charge declines over time, which may negatively influence potential customers’ decisions whether to purchase our vehicles;

●	increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business;

●	our business may be adversely affected by labor and union activities;

●	we will be required to raise additional capital to fund our operations, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests, and our long-term capital requirements are subject to numerous risks;

●	increased safety, emissions, fuel economy, or other regulations may result in higher costs, cash expenditures, and/or sales restrictions;

●	we may fail to comply with environmental and safety laws and regulations;

●	our proprietary designs are susceptible to reverse engineering by our competitors;

●	if we are unable to protect the confidentiality of our trade secrets or know-how, such proprietary information may be used by others to compete against us;

●	should we begin transacting business in other currencies, we would be subject to exposure from changes in the exchange rates of local currencies;

●	we are subject to governmental export and import controls that could impair our ability to compete in international market due to licensing requirements and subject us to liability if we are not in compliance with applicable laws;

●	our expected use of proceeds from this offering; and

●	other factors discussed in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including those set forth under “Risk Factors” in our Registration Statement on Form S-4 filed with the SEC on February 14, 2020, as amended on April 24, 2020 (the “Form S-4”).

We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein, including from the Form S-4, particularly in the “Risk Factors” sections of these documents, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance.

You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section of this prospectus supplement entitled “Risk Factors” and under similar sections of the accompanying prospectus and other periodic reports incorporated herein and therein by reference.

On May 28, 2020, pursuant to the previously announced Agreement and Plan of Merger, dated December 19, 2019 (the “Merger Agreement”), by and among AYRO, Inc., a Delaware corporation previously known as DropCar, Inc. (the “Company”), ABC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and AYRO Operating Company, Inc., a Delaware corporation previously known as AYRO, Inc. (“AYRO Operating”), Merger Sub was merged with and into AYRO Operating, with AYRO Operating continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company” and “AYRO” refer to AYRO, Inc. and its subsidiaries.

Company Overview

We design and manufacture compact, sustainable electric vehicles for closed campus mobility, urban and community transport, local on-demand and last mile delivery, and government use. Our three- and four-wheeled purpose-built electric vehicles are geared toward commercial customers including universities, last mile delivery services and food service providers.

Our Products

AYRO vehicles provide the end user an environmentally friendly alternative to internal combustion engine vehicles (cars powered by gasoline or diesel oil), for light duty uses, including low-speed logistics, maintenance and cargo services, at a lower total cost.

AYRO Club Car 411

The AYRO Club Car 411 (the “AYRO 411 Fleet”) is a family of electric, four-wheel compact, light-duty utility trucks sold exclusively through AYRO’s contracted partner, Club Car, as part of a global multi-year sustainability solution development, sales and marketing agreement. Each of the AYRO 411 Fleet of vehicles is classified as a street legal low speed vehicle (“LSV”), defined as a four-wheeled motor vehicle, other than an all-terrain vehicle, that is capable of reaching speeds of at least 20 miles per hour (“mph”) but not greater than 25 mph, with a gross vehicle weight rating of less than 3,000 pounds and meets the safety standards in Title 49 of the U.S. Code of Federal Regulations, section 571.50.

The AYRO 411 Fleet has an expected range of up to 50 miles and a maximum speed range of 25 mph (or 40 kilometers per hour), in line with the United States Department of Transportation (“USDOT”) regulations for low-speed vehicles and with most state statutes, which typically limit the speed of LSVs to 25 mph on 35 mph posted roads. The current AYRO 411 Fleet includes:

●	the 411 Flatbed truck, which provides drivers with considerable versatility of use;
●	the 411 Pickup truck, which is ideal for hauling; and
●	the 411 Cargo Van Box, a fully enclosed cargo box.

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The AYRO 411 Fleet has zero gas emissions, a recharge capability of up to six to eight hours using 120V/20A outlets and has a payload capacity of up to 1,100 pounds. AYRO estimates that the AYRO 411 Fleet’s operating costs are approximately 50% lower per year compared to similarly sized gas-powered trucks/vans. Vehicles in the AYRO 411 Fleet are equipped with:

●	reinforced steel (coated) chassis houses the motor, controller and enclosed battery operating system;
●	auto-grade suspension with Transverse Leaf Spring on the front and horizontal spring with coil-over shock in the rear;
●	power assisted steering;
●	street legal if registered/licensed per standard vehicles by dealer or user;
●	multi-point, anchored DOT compliant safety harnesses for driver and passenger;
●	a standard back-up camera (appears on larger LCD display – see below);
●	a standard 7-inch (17.7 centimeter) LCD display;
●	a standard manual parking break;
●	four-wheel all-disk braking system and corrosion resistant body panels; and
●	heating and ventilation systems in the cabin of the truck.

With its low speed, zero-emissions, and cost-effectiveness, the AYRO 411 Fleet seeks to satisfy the needs of a variety of customers, including university and college campuses, retailers, airports and ports, business parks and campuses, warehouses, production facilities, resorts and theme parks, apartments and condos.

AYRO 311 Autocycle

The AYRO 311 Autocycle (the “AYRO 311”) is a compact, light-duty street-legal electric vehicle with a maximum speed of up to 50 mph. Strategically engineered with USDOT-compliant automotive parts, the AYRO 311 is built to a high-performance standard, has standard automotive controls and does not require any special licenses or conditions in order to drive. Like the AYRO 411 Fleet, it has a range of up to 50 miles, has zero gas emissions and a recharge capability of up to six to eight hours using 120V/20A and its operating costs are estimated to be approximately 50% lower per year compared to gas-powered vehicles.

AYRO 311’s equipment includes:

●	a standard back-up camera, a standard 7-inch (17.7 centimeter) LCD display;
●	a standard manual parking break; enclosed and corrosion resistant body panels;
●	heating, ventilation, and fan systems in the cabin of the vehicle;
●	standard automotive controls including foot accelerator and brake pedals;
●	a USDOT-approved windshield, a windshield wiper and washer system;
●	a driver’s 3-point safety belt and a passenger’s 4-point safety belt; warning flashers;
●	AM and FM radio;
●	Bluetooth capabilities;
●	a GPS system; and
●	an SD card slot.

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With its automotive-style controls (a steering wheel and foot pedals), the AYRO 311 drives like a regular car and accommodates the average consumer and is designed for neighborhood food delivery, last mile delivery, parking enforcement and urban dwellers. More specifically, this product targets urban dwellers due to its compact size in dense urban environments. The AYRO 311 also targets commercial customers, such as neighborhood food and product delivery fleets, gated communities, country clubs, and colleges and universities due to its highly customizable appearance with a range of brand and logo wraps, spot graphics, and color options (glossy white or athletic red), its compact design and ability to go virtually anywhere. The AYRO 311 also targets municipalities and facilities as customers for use in parking enforcement, special events, and public safety.

AYRO 511 (Concept)

AYRO is currently investigating and researching the concept vehicle, the AYRO 511, a new full-time four-wheel drive electric vehicle. The AYRO 511 is expected to have 13 inches (33 centimeters) of clearance and enhanced stability in a diverse array of terrains and seasons. Additionally, the truck will be designed to operate with an automotive-style drive system, cutting driving noise down to a minimum.

Additional Models and Vehicles

AYRO is currently in discussions with Club Car regarding a variety of new models and vehicles.

Manufacturing and Supply Chain

Manufacturing Agreement with Cenntro

In 2017, AYRO partnered with Cenntro Automotive Group, Ltd. (“Cenntro”), which operates a large electric vehicle factory in the automotive district in Hangzhou, China, in a supply chain agreement to provide sub-assembly manufacturing services. Through the partnership, Cenntro acquired nineteen percent (19%) of AYRO’s common stock. Cenntro beneficially owned approximately 13.7% as of December 31, 2019. Cenntro owns the design of the AYRO 411 Fleet vehicles and has granted AYRO an exclusive license to purchase the AYRO 411 Fleet vehicles for sale in North America.

Under AYRO’s Manufacturing License Agreement with Cenntro (the “MLA”), in order for AYRO to maintain its exclusive territorial rights pursuant to the MLA, for the first three years after the effective date of April 27, 2017, AYRO must meet the following minimum sale requirements: (i) a minimum of 300 units sold by the first anniversary of the effective date of the MLA; (ii) a minimum of 800 units sold by the second anniversary of the effective date of the MLA; and (iii) a minimum of 1,300 units sold by the third anniversary of the effective date of the MLA. Cenntro will determine the minimum sale requirements for the years thereafter. Should any event of default occur, the other party may terminate the MLA by providing written notice to the defaulting party, who will have 90 days from the effective date of the notice to cure the default. Unless waived by the party providing notice, a failure to cure the default(s) within the time 90-day time frame will result in the automatic termination of the MLA. Events of default under the MLA include a failure to make a required payment when due, the insolvency or bankruptcy of either party, the subjection of either party’s property to any levy, seizure, general assignment for the benefit of creditors, and a failure to make available or deliver the products in the time and manner provided for in the MLA.

Cenntro is also being used to perform sub-assembly manufacturing of the AYRO 311. AYRO imports semi-knocked-down vehicle kits from Cenntro for both the 411 and 311 models. The vehicle kits are received through shipping containers by AYRO’s assembly facility in Round Rock, Texas. The vehicles are then assembled with limited customization requirements per order. As such, the partnership with Cenntro allows AYRO to scale manufacturing operations without significant investment in capital expenditures, and therefore bring products to market rapidly.

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AYRO currently occupies 24,000 square feet of manufacturing space configured in a “U”-shaped assembly line with multiple stations per vehicle. AYRO’s manufacturing space allows multiple assembly lines plus adequate raw material storage. The chart below indicates the number of vehicles and assembly time required for each. Assembly time also includes USDOT quality checks and testing as the final step of the assembly process. Additionally, the number of vehicles indicated below assumes a single shift. AYRO believes that its volumes could be doubled per line by adding a second shift that would operate from 4pm to midnight.

Vehicle	Assembly time (Man-Hours)	Vehicles assembled per month
AYRO 411	12.0	200
AYRO 311	14.0	200
AYRO 311x (estimated)	15.0	200

Master Procurement Agreement with Club Car

In March 2019, AYRO entered into a five-year Master Procurement Agreement (the “MPA”) with Club Car for the sale of AYRO’s four-wheeled vehicles. The MPA grants Club Car the exclusive right to sell the AYRO 411 Fleet in North America, provided that Club Car orders a mutually agreed on number of AYRO vehicles per year. Under the terms of the MPA, AYRO receives orders from Club Car dealers for vehicles of specific configurations, and AYRO invoices Club Car once the vehicle has shipped. The MPA has an initial term of five years commencing January 1, 2019 and may be renewed by Club Car for successive one-year periods upon 60 days’ prior written notice. AYRO also agreed to collaborate with Club Car on developing new products similar to the AYRO 411 Fleet and improvements to existing products, and AYRO granted Club Car a right of first refusal to purchase similar commercial utility vehicles which AYRO develops during the term of the MPA. AYRO is currently engaged in discussions with Club Car to develop additional products to be sold by Club Car in Europe and Asia, but there can be no assurance that these discussions will be successful. Pursuant to the MPA, AYRO also granted Club Car a right of first refusal in the event that AYRO intends to sell 51% or more of its assets or equity interests, which right of first refusal is exercisable for a period of 45 days following AYRO’s delivery of an acquisition notice to Club Car.

Strategic Partnership with Autonomic

Additionally, AYRO is developing a technology platform that can be deployed to any vehicle as additional value-add subscriptions offered directly to the end customer. AYRO has partnered with Autonomic, a wholly-owned subsidiary of Ford Smart Mobility LLC, to collect vehicle health, use and location information (telematics) in its transportation mobility cloud and produce purpose-built information back to AYRO, customers and fleet operators, generating an additional revenue stream. Working together, the companies aim to develop a range of services to enable mobility applications for AYRO’s line of vehicles which power everything from moving products and equipment to people and last-mile delivery services.

Engineering Development and Production Process Validation

As a baseline, AYRO’s product development and engineering efforts align with the Society of Automotive Engineering (“SAE”) J2258_201611 standards for Light Utility Vehicles. The J2258 standard provides key compliance criteria for Gross Vehicle Weight Rating (“GVWR”), occupant protection and safety restraint systems, lateral and longitudinal stability, center of gravity and operating controls, among others. AYRO’s test validation and inspection standards follow Federal Motor Vehicle Safety Standards (“FMVSS”) 49 CFR 571.500 for LSVs with the additions of SAE J585 and FMVSS 111 for rear visibility, lighting, signaling, reflectors, changes in direction of movement, back-up camera response timing and field of view.

AYRO’s development standards and test compliance validation processes are supported by a variety of test documentation including supplier self-reporting, third party laboratory test reports and regional compliance validation with the California Air Resource Board (“CARB”) for speed, range and environmental performance.

AYRO’s production system follows a lean, cell-based, manufacturing model. The process involves the following five sequential cells: (1) cab preparation, (2) chassis preparation, (3) system integration and testing, (4) final assembly and integration test, and (5) QA & FMVSS Compliance. Assembly quality and shift efficiency metrics are measured daily by AYRO production staff at end of every shift.

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AYRO maintains a certification and compliance check list for each vehicle. AYRO’s three and four-wheeled vehicles use an automotive style steering wheel, turn signal stalk, headlight, running light and reverse light controls, a multi-speed windshield wiper and washer and an accelerator and brake pedal consistent with controls employed in standard passenger cars. As the AYRO 311 and AYRO 411 are direct drive vehicles, there is no stick shift, clutch, paddle shift, or belt driven CSV (continuously variable) transmission needed to operate the vehicles within the intended torque band and speed range. Accordingly, AYRO’s vehicles are homologated under existing U.S., state and local LSV requirements and the corresponding motorcycle and autocycle requirements under 49 CFR 571.3.

The Industry and AYRO’s Competitive Position

The U.S. electric vehicle market is expected by many commentators to increase dramatically over the next decade, driven by factors such as the country’s increasingly urbanized population, the significant cost of owning and operating gas-powered vehicles, the growing global awareness of the damaging effects of pollution and greenhouse gas emissions, and rising investment in clean technology and supporting infrastructure.

A segment of the electric vehicle market, low speed electric vehicles (“LSEVs”)—which are LSVs but cannot be powered by gas or diesel fuel—are growing increasingly popular as eco-friendly options for consumers and commercial entities. LSEVs run on electric motors fueled by a variety of different batteries, such as lithium ion, molten salt, zinc-air and various nickel-based designs.

In 2017, the global LSEV market was valued at approximately $2,395 million, according to Allied Market Research, and global sales of LSEVs have only continued to grow over the past two years, with sales expected to reach 1.5 million units in 2021. According to the Low Speed Electric Vehicles Market report conducted by Market Study Report, over the next five years, the LSEV market is expected to register a 10.8% compound annual growth rate in terms of revenue, with the global market size expected to reach $8,870 million by 2024, up from $4,790 million in 2019.

Trends Driving the Need for Electric Vehicles

Trends such as increasingly stringent government regulations aimed toward reducing vehicle emissions, growing urban populations, and social pressure to adopt sustainable lifestyles all create a demand for more ecologically and economically sustainable methods of transportation. This demand continues to spur technological advancements and LSEV market growth.

Incentivizing Effect of Government Rules and Regulations. Expanding rules and regulations governing vehicle emissions have contributed to growth in the LSEV market. In particular, the U.S., Germany, France, and China have implemented stringent laws and regulations governing vehicular emissions, requiring automobile manufacturers to use advanced technologies to combat high-emission levels in vehicles. To incentivize clean-energy use, many governments are increasingly instituting substantial incentives for consumers to purchase electric vehicles, such as:

●	tax credits, rebates, and exemptions; reduced vehicle registration fees;
●	reduced utility rates; and
●	parking incentives.

Further, governments are establishing infrastructure benchmarks to support the growth of the electric vehicle industry.

A prime example of government involvement in developing the electric vehicle industry, a recent New Jersey bill aims to have 330,000 electric vehicles on state roads by the end of 2024 and a total of 2 million by 2035. To facilitate this goal, the bill calls for the state to have 400 fast-charging stations and another 1,000 slow-charging stations, both by 2025. Thirty percent of all apartment, condo and townhouse developments in New Jersey would need to have chargers by 2030, while half of all franchise hotels would need to have chargers by 2050. As the network of government rules and regulations expands, so too should investment in the research and development of LSEV technology and infrastructure.

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Urbanization on the Rise. According to the U.N., in 2015, 55% of the world’s population was urban, and by 2050, it is estimated that this percentage will increase to 68%. As the world population continues to urbanize, a growing number of consumers are expected to seek alternatives, such as LSEVs, to internal combustion engine vehicles in order to save money and space in congested city streets.

Increasing Sense of Social Responsibility. In tandem with governmental efforts to curb pollution and encourage more sustainable transportation practices, consumers face increasing social pressure to adopt eco-friendly lifestyles. As this demand grows, the LSEV market should continue to develop.

Target Markets

The multipurpose applications and clean energy use of LSEVs make them popular across a wide array of industries and customers, including college and university campuses, resorts and hotels, corporate parks, hospitals, warehouses, individual consumers, last mile delivery service providers, municipalities, and the food service industry. A number of these market segments, and AYRO’s competitive position within them, are discussed in greater detail below.

Universities. LSEVs are growing increasingly common on university and college campuses due to a number of factors. LSEVs fulfill the versatile needs of campuses better than golf carts or standard combustion vehicles because, not only does LSEVs’ low speed threshold promote safer driving among pedestrians, the vehicles are also street legal with on-road safety features, enabling drivers to drive on roads and free up pedestrian space along sidewalks and smaller pathways. Additionally, the significantly reduced carbon imprint of LSEVs compared to internal combustion engine vehicles appeal to environmentally aware students and professors looking to promote environmental sustainability on campus. By transitioning from internal combustion engine vehicles to LSEVs, campuses should be able to reduce significantly the costs spent on fuel, oil, parts, and maintenance. AYRO’s vehicles, particularly the AYRO 411 Fleet, provide all of these benefits to university and college campuses. AYRO estimates that in the U.S., there are over 1,800 higher education campuses with over 10,000 students each with over 400 on-campus vehicles that are ideal targets for the AYRO 411 Fleet as campuses transition from fossil-fueled campus fleet vehicles to EVs.

Food Delivery Services. As the millennial generation assumes a more substantial portion of the consumer population, customers increasingly favor convenience and timeliness, spurring dramatic growth in online ordering and delivery services across a wide swath of industries, including food delivery and restaurant ordering services. Food delivery sales are anticipated to increase over 20% per year, culminating in an expected $365 billion worldwide by 2030, according to Upserve. Upserve further estimates that approximately 60% of U.S. consumers report that they order delivery or takeout at least once a week. Within the next decade, potentially over 40% of restaurant sales will be attributable to delivery services, according to Morgan Stanley.

In its market research, AYRO has determined that delivery services, including restaurants using the AYRO 311 as a delivery vehicle rather than outsourcing delivery to third party services, have reduced their delivery costs by up to 50%. Delivery service companies using the AYRO 311 as an in-house delivery vehicle rather than outsourcing delivery are also better equipped to manage the customer experience and maintain customer relationships and data.

Last Mile Delivery Service. Retail focus on last mile delivery—the movement of goods from a transportation hub to the final delivery destination—has grown exponentially over the past few years due to the rise in online ordering and e-commerce. Consumers’ ability to pick and choose products based on delivery speed and availability makes last mile delivery a key differentiator among retailers. Last mile delivery provides retailers timelier and more convenient delivery options not offered by the main three shipping services in the U.S. (the U.S. Postal Service, FedEx, and UPS). Additionally, given the increasing designation of low emission zones in urban centers, retailers will need to continue to deploy eco-friendly vehicles. Retailers will likely expand the use of LSEV fleets to make deliveries in low emission zones due to their zero gas emissions and lower price than competing electric vehicles. AYRO expects that the AYRO 411 Fleet, with its variety of cargo bed options ideal for hauling and delivery and its low price point, should stand out among the competition. Additionally, the AYRO 311 autocycle is ideal for short point-destination deliveries for smaller packages and urgent urban courier-style deliveries.

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Municipalities. As more city governments adopt regulations geared toward reducing pollution from vehicles, cities are increasingly looking to replace their municipal vehicles with zero-emission fleets. Such fleet overhauls, however, can be costly. LSEVs are a cheaper and more practical option for cities daunted by the cost of standard electronic vehicles. AYRO’s LSEVs have both on and off-road capabilities, making them particularly versatile for municipalities.

On-Road and Personal Transportation. LSEVs offer a feasible and practical method of transportation, especially in urban centers. Because AYRO’s LSEVs are street-legal, they offer city dwellers a more sustainable, cost-efficient, easily maneuverable, compact and light weight option compared to internal combustion engine vehicles. AYRO LSEVs also offer a variety of specifications and equipment, meaning that consumers do not have to sacrifice comfort or convenience.

Market Considerations

AYRO primarily focuses on the LSEV North American market, which is highly competitive and constitutes 28% of the global LSEV market according to Wise Guy Reports. AYRO has examined various considerations with regard to the AYRO’s market impact, including cost comparisons to existing vehicles in the market, market validation and target commercial markets.

Competition

The worldwide automotive market, particularly for economy and alternative fuel vehicles, is highly competitive, and AYRO expects it will become even more so in the future. Other manufacturers have entered the three-wheeled vehicle market, and AYRO expects additional competitors to enter this market within the next several years. As the LSEV market grows increasingly saturated, AYRO expects to experience significant competition. The most competitive companies in the global LSEV market include HDK Electric Vehicles, Bradshaw Electric Vehicles, Textron Inc., Polaris Industries, Yamaha Motors Co. Ltd., Ingersoll Rand, Inc., Speedway Electric, AGT Electric Cars, Bintelli Electric Vehicles and Ligier Group. AYRO’s relationship with Club Car, a division of Ingersoll Rand, Inc., gives AYRO a strong competitive advantage. Despite this fact, many of the other competitors listed above have significantly greater financial, technical, manufacturing, marketing and other resources than AYRO and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Many of these competitors modify an existing fossil-fuel powered golf cart to meet utility and commercial needs for an all-electric commercial utility vehicle, unlike the AYRO 411 Fleet, which was engineered, designed and produced as a portfolio of electric, light duty trucks and vans.

When compared to internal combustion engine vehicles, AYRO’s vehicles are significantly more attractive based on tax, title and license fees and CO2 emissions. Compared to a standard Ford F150 (gasoline) pickup truck (2.7 liter), the AYRO 411 Fleet provides an approximate 49% reduction in operating expenses and an approximate 100% reduction in CO2 emissions (if renewed energy is used to charge the AYRO vehicles, an increasing trend for most higher education campuses and government facilities). Compared to a Nissan Versa (gasoline) four cylinder (1.6 liter) sub-compact car, the AYRO 311 provides a similarly drastic reduction in operating expenses and CO2 emissions. Additionally, the AYRO 311’s starting manufacturer suggested retail price (“MSRP”) is $9,999. Arcimoto and SOLO market three-wheeled electric vehicles with starting MSRPs of $19,900 and $15,888, respectively.

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AYRO’s most closely-matched competitor in the LSEV industry is Polaris Gem (“Gem”), an LSEV manufacturer that manufactures products designed for applications similar to AYRO’s. Gem offers three passenger vehicle models and two utility vehicle models. Although Gem’s GEM el XD model, which is similar to vehicles in the AYRO 411 Fleet, has a lower starting MSRP than the AYRO 411 Fleet, the GEM el XD would need to be highly configured to match the standard AYRO 411 Fleet features and, with such configuration, would exceed the base MSRP of each vehicle in the AYRO 411 Fleet. The AYRO 411 Fleet has a greater pick-up bed and van box capacity that the GEM el XD, in addition to 13% more horsepower and a 48% better turning radius, allowing drivers of the AYRO 411 Fleet to execute maneuvers in tighter spaces than they would using the GEM el XD.

AYRO expects competition in its industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, customer service and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in downward price pressure and may adversely affect AYRO’s business, financial condition, operating results and prospects. AYRO’s ability to successfully compete in its industry will be fundamental to its future success in existing and new markets and its market share. There can be no assurances that AYRO will be able to compete successfully in its markets. If AYRO’s competitors introduce new cars or services that compete with or surpass the quality, price or performance of AYRO’s vehicles or services, AYRO may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow AYRO to generate attractive rates of return on its investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm AYRO’s business, prospects, financial condition and operating results.

AYRO’s Strategy

AYRO’s goal is to continue to develop and commercialize automotive-grade, sustainable electric transportation solutions for the markets and use cases that AYRO believes can be well served by AYRO’s purpose-built, street legal and road-ready electric vehicles. AYRO’s business strategy includes the following:

●	Leverage the relationship with Club Car to expand AYRO’s product portfolio and increase its customer base. AYRO is working on and has plans to expand its current electric transportation solutions portfolio in collaboration with Club Car. This plan includes next generation light duty trucks and new purpose-driven electric vehicles. Additionally, AYRO is collaborating with Club Car’s sales and marketing teams to expand adoption of its vehicles in the United States and intends to expand its geographical footprint within Club Car’s global distribution and channel network.

●	Rapidly scale up AYRO’s operations to achieve growth. AYRO intends to direct resources to scale up AYRO’s operations, which AYRO believes is needed to increase its revenue, including expanding and optimizing its automotive component supply chain and AYRO’s flow-based assembly operations in Round Rock, Texas. Further, AYRO plans to expand sales territories and add distribution channels, forming strategic partnerships to build-out its whole product offering and to access additional sales channels or to accelerate product adoption for particular vertical markets, building AYRO’s brand, and increasing manufacturing capacity to produce higher volumes of electric vehicles.

●	Identify defined markets and use cases which are currently under-served but represent sizable market opportunity sub-sets of the electric vehicle market and focus development efforts on road-ready autocycles and other purpose-built electric vehicles to address such markets. AYRO is currently developing a new series of automotive-grade autocycles, engineered and optimized to meet targeted use cases such as last mile and urban delivery. AYRO is also working on Club Car’s next generation, electric light duty trucks and developing a new purpose-built vehicle with Club Car. AYRO intends to direct resources to advance the development of such purpose-built transportation solutions which AYRO believes will allow the company to address currently underserved, yet growing markets, that are application specific. AYRO believes that AYRO’s all-electric transportation solutions, such as its compact, lightweight and maneuverable campus and urban vehicles, can benefit targeted geographical and vertical customers by offering lower annual/lifetime total cost of ownership for zero emissions/zero carbon footprint vehicles.

●	Invest in research and development and qualification of sensors, cameras, software and mobility services seeking to enhance the value of using AYRO’s electric vehicles and to derive incremental potential revenue streams for AYRO and its partner ecosystem. AYRO intends to integrate radio frequency-enabled hardware and develop data collection, communication processes and mobility services in collaboration with Autonomic. AYRO and Autonomic plan to develop a technology platform that collects vehicle health, use and location information (telematics) into its transportation mobility cloud and produces purpose-built information back to AYRO, customers and fleet operators, the subscription to which can be offered to the end customers which AYRO believes will enhance the value of using AYRO’s electric vehicles and provide additional revenue stream.

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Reverse Stock Split and Stock Dividend

Effective as of 6:05 pm Eastern Time on May 28, 2020, we filed an amendment to our certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for ten shares (the “Reverse Stock Split”). Immediately following the Reverse Stock Split, we issued a stock dividend of one share of the Company’s common stock for each outstanding share of common stock to all holders of record immediately following the effective time of the Reverse Stock Split (the “Stock Dividend”). The net result of the Reverse Stock Split and the Stock Dividend was a 1-for-5 reverse stock split. We made proportionate adjustments to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units (if any) and warrants outstanding as of the effective times of the Reverse Stock Split and the Stock Dividend in accordance with the terms of each security based on the split or dividend ratio (i.e., the number of shares issuable under such securities has been divided by ten and multiplied by two, and, in the case of stock options and warrants, the exercise or conversion price per share has been multiplied by ten and divided by two). Also, we reduced the number of shares reserved for issuance under our equity compensation plans proportionately based on the split and dividend ratios. Except for adjustments that resulted from the rounding up of fractional shares to the next whole share, the Reverse Stock Split and Stock Dividend affected all stockholders uniformly and did not change any stockholder’s percentage ownership interest in the Company. All share and related option and warrant information presented in this prospectus supplement have been retroactively adjusted to reflect the reduced number of shares outstanding and the increase in share price which resulted from these actions; however, common stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein have not been adjusted to give effect to the Reverse Stock Split and the Stock Dividend.

Registered Direct Offering

In June 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which AYRO agreed to issue and sell in a registered direct offering an aggregate of 2,200,000 shares (the “June 2020 Shares”) of our common stock, par value $0.0001 per share, at an offering price of $2.50 per share, for gross proceeds of approximately $5.5 million before the deduction of fees and offering expenses. The June 2020 Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the Securities and Exchange Commission on October 16, 2018, and declared effective by the Securities and Exchange Commission on November 9, 2018.

Financial Results

We are in the process of preparing our results of operations for the quarter ended June 30, 2020. We expect that our consolidated financial statements for the second quarter will become available on or about August 14, 2020. Set forth below are preliminary estimates of certain results of operations that, based on available information to date, we expect to report as of and for the three months ended June 30, 2020.

Our total revenue is expected to be in the range of $280,000 to $300,000 for the three months ended June 30, 2020, a 29% to 24% decrease compared to $396,098 of total revenue for the three months ended June 30, 2019. The decrease was primarily due to delays resulting from the COVID-19 pandemic. Our backlog of firm orders as of June 30, 2020 was approximately $525,000.

Our net loss is expected to be in the range of $(1,600,000) to $(1,800,000) for the three months ended June 30, 2020, a 12% to 1% increase compared to $(1,809,649) of net loss for the three months ended June 30, 2019. The estimated decrease in net loss is primarily due to stock-based compensation expenses incurred during the three months ended June 30, 2019 and not repeated in 2020.

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Cash on hand at June 30, 2020 is expected to be $7,900,000, a $7,300,000 increase compared to $641,822 at December 31, 2019. The estimated increase in our cash on hand at June 30, 2020 as compared to December 31, 2019 is based primarily on funding received in connection with the Merger which closed May 28, 2020 and the registered direct offering which closed on June 19, 2020.

The data presented above is preliminary and unaudited, based upon our estimates, and subject to further internal review by our management and compilation of actual results. We have provided ranges for this data primarily because our closing procedures for the quarter ended June 30, 2020 are not yet complete and we have not generated data for the full quarter. Our management’s estimates are based upon monthly information currently available and extrapolation from that information. While we expect that our results will be within these ranges, our actual results may differ materially from these preliminary estimates.

All of the data presented above has been prepared by and is the responsibility of our management. Our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to our accompanying preliminary financial data. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to this data.

As a result of the foregoing considerations, investors are cautioned not to place undue reliance on this preliminary financial information.

Company Information

We were incorporated in the State of Delaware on December 18, 1997 under the name “Internet International Communications Ltd.” Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed on December 23, 2004, our name was changed to “WPCS International Incorporated.” On January 30, 2018, we completed a business combination with DropCar, Inc., a then privately held Delaware corporation (“Private DropCar”), in accordance with the terms of a merger agreement, pursuant to which a merger subsidiary merged with and into Private DropCar, with Private DropCar surviving as our wholly owned subsidiary (the “2018 Merger”). On January 30, 2018, immediately after completion of the 2018 Merger, we changed our name to “DropCar, Inc.” The 2018 Merger was treated as a reverse merger under the acquisition method of accounting in accordance with U.S. GAAP. In May 2020, we completed the Merger and changed our name to “AYRO, Inc.” Our principal corporate office is located at AYRO, Inc., 900 E. Old Settlers Boulevard, Suite 100, Round Rock, TX 78664, telephone 512-994-4917. Our internet address is https://ayro.com/. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our web site as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission. Information contained on our web site does not form a part of this prospectus.

S-13

THE OFFERING

Issuer	AYRO, Inc.

Common Stock offered by us	3,157,895 shares

Shares of Common Stock to be Outstanding after this Offering	19,638,229 shares

Offering Price Per Share	$4.75 per share

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-17.

Risk factors	See the “Risk Factors” section of this prospectus supplement, the Form S-4 and in the other documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“AYRO”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 16,480,334 shares outstanding as of July 5, 2020. The number of shares outstanding as of July 5, 2020, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	7 shares of common stock issuable upon the conversion of outstanding shares of Series H Convertible Preferred Stock outstanding as of July 5, 2020;

●	1,824 shares of common stock issuable upon the conversion of outstanding shares of Series H-3 Convertible Preferred Stock outstanding as of July 5, 2020;

●	1,440 shares of common stock issuable upon the conversion of outstanding shares of Series H-6 Convertible Preferred Stock outstanding as of July 5, 2020;

●	1,074,893 shares of common stock issuable upon the exercise of stock options outstanding as of July 5, 2020 at a weighted average exercise price of $7.04 per share;

●	4,126,013 shares of common stock issuable upon the exercise of warrants outstanding as of July 5, 2020 at a weighted average exercise price of $2.85 per share;

●	2,776,796 shares of common stock reserved for future issuance under our Long-Term Incentive Plan; and

●	1,110,718 shares of common stock reserved for future issuance under restricted stock unit awards.

Except as otherwise indicated, the information in this prospectus supplement is as of July 5, 2020 and assumes no exercise of options, vesting of restricted stock units or exercise of warrants described above.

S-14

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement to the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in the Form S-4 before making a decision about investing in our securities. The risks and uncertainties discussed below and in the Form S-4 are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The offering price of our common stock in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase securities in this offering, you will pay a price per share of our common stock that substantially exceeds our net tangible book value per share after giving effect to this offering. Based on an offering price of $4.75 per share of our common stock, if you purchase securities in this offering, you will experience immediate dilution of $3.48  per share, representing the difference between the offering price per share of our common stock and our pro forma as adjusted net tangible book value per share after giving effect to this offering. Furthermore, if any of our outstanding options or warrants are exercised at prices below the offering price, or if we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-17. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect the price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares of common stock in this offering and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

S-15

We will be required to raise additional capital to fund our operations, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests.

The design, manufacture, sale and servicing of vehicles is a capital-intensive business, and we need to raise additional funds to expand our operations and reach our vehicle production goals. At March 31, 2020, we had working capital of approximately $(0.4) million. Based upon our current expectations, we believe that our existing capital resources, including the capital raised prior to the Merger and the funds from this offering, will enable us to continue planned operations for at least the next 12 months. However, we cannot assure you that our plans will not change or that changed circumstances will not result in the depletion of our capital resources more rapidly than we currently anticipate. If these and our sales revenue are not sufficient to cover our cash requirements, we will need to raise additional capital, whether through the sale of equity or debt securities, the entry into strategic business collaborations, the establishment of other funding facilities, licensing arrangements, or asset sales or other means, in order to support our business plan. Such additional capital we may need may not be available on reasonable terms or at all.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions, performance of our vehicles, market demand for our vehicles and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to obtain additional financing on a timely basis, we may have to curtail, delay or eliminate our development activities and growth plans, and/or be forced to sell some or all assets, perhaps on unfavorable terms, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately we could be forced to discontinue our operations and liquidate, in which event it is unlikely that stockholders would receive any distribution on their shares. Further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We have raised capital in the past primarily through debt and private placements of our convertible preferred stock. We may in the future pursue the sale of additional equity and/or debt securities, or the establishment of other funding facilities including asset-based borrowings. There can be no assurances, however, that we will be able to raise additional capital through such an offering on acceptable terms, or at all. Issuances of additional debt or equity securities could impact the rights of the holders of our common stock and may dilute their ownership percentage. The terms of any securities we issue in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

The terms of debt securities we may have to issue or future borrowings we may have to incur to fund our operations could impose significant restrictions on our operations. The incurrence of indebtedness or the issuance of certain equity securities could result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt or issue additional equity, limitations on our ability to acquire or license intellectual property rights, and other operating restrictions that could adversely affect our ability to conduct our business.

If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our products, to grant licenses on terms that are not favorable to us, or to issue equity instruments that may be dilutive to our stockholders.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact its financial condition.

Our long-term capital requirements are subject to numerous risks.

Our long-term capital requirements are expected to depend on many potential factors, including, among others:

●	the number of vehicles being manufactured and future models in development;

●	the regulatory compliance and clarity of each of our vehicles;

●	the progress, success and cost of our development programs, including manufacturing;

●	the costs of manufacturing, developing sales, marketing and distribution channels;

●	the costs of enforcing our issued patents and defending intellectual property-related claims;

●	our ability to successfully grow sales, including securing strategic partner and distribution agreements and favorable pricing and market share; and

●	our consumption of available resources more rapidly than currently anticipated, resulting in the need for additional funding sooner than anticipated.

S-16

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered under this prospectus supplement, after deducting estimated offering expenses payable by us, will be approximately $13.8 million.

We intend to use the net proceeds from the sale of the shares for working capital and other general corporate purposes. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors. Investors should not purchase our common stock with the expectation of receiving cash dividends.

PRICE RANGE OF OUR COMMON STOCK

Our common stock trades on The Nasdaq Capital Market under the symbol “AYRO.” On July 2, 2020, the last reported closing sale price of our common stock on The Nasdaq Capital Market was $3.27 per share.

S-17

DILUTION

If you invest in our common stock, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2020, was approximately $(1,569,751), or $(1.72) per share of our common stock, based upon 910,376 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2020. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our pro forma net tangible book value as of March 31, 2020, was approximately $11,160,405, or $0.68 per share, after giving effect to the following issuances of common stock after March 31, 2020: (i) an aggregate of 9,878,220 shares of common stock in the Merger, (ii) an aggregate of 906,495 shares of common stock upon the exercise of pre-funded warrants assumed in the Merger at an exercise price of $0.000367 per share; (iii) an aggregate of 473,638 shares of common stock upon the conversion of all outstanding shares of Series H-4 Convertible Preferred Stock; (v) 276,668 shares of common stock to Palladium Capital Advisors, LLC for advisory services in connection with the Merger; (vi) an aggregate of 38,212 shares of common stock to directors of the Company prior to consummation of the Merger; (vii) an aggregate of 225,590 shares of common stock upon conversion of shares of Series H-6 Convertible Preferred Stock; (viii) an aggregate of 446,668 shares of common stock upon the exercise of Series H-5 Warrants to purchase common stock at an exercise price of $3.96 per share; (ix) an aggregate of 588,183 shares of common stock upon the exercise of other warrants to purchase common stock at an exercise price of $0.7423 per share; and (x) the sale of 2,200,000 shares of common stock for an aggregate of $5,500,000 in a registered direct offering.

After giving effect to the sale of 3,157,895 shares of our common stock in this offering at the price of $4.75 per share, and after deducting the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2020, would have been approximately $24,985,405, or $1.27 per share. This represents an immediate increase in net tangible book value of $0.60 per share to existing stockholders and immediate dilution in net tangible book value of $3.48 per share to new investors. The following table illustrates this dilution on a per share basis:

Offering price per share		$4.75
Historical net tangible book value per share as of March 31, 2020	$(1.72)
Pro forma increase in net tangible book value per share	$2.40
Pro forma net tangible book value per share as of March 31, 2020	$0.68
Increase in net tangible book value per share attributable to this offering	$0.60
Pro forma as adjusted net tangible book value per share as of March 31, 2020, after giving effect to this offering		1.27

Dilution per share to new investors		$3.48

S-18

To the extent that outstanding options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table as of March 31, 2020 are based are based upon, after giving effect to the adjustments set forth above other than the issuance of 3,157,895 shares of common stock in this offering, 16,480,334 shares of common stock outstanding as of July 5, 2020. The number of shares outstanding as of July 5, 2020, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	7 shares of common stock issuable upon the conversion of outstanding shares of Series H Convertible Preferred Stock outstanding as of July 5, 2020;

●	1,824 shares of common stock issuable upon the conversion of outstanding shares of Series H-3 Convertible Preferred Stock outstanding as of July 5, 2020;

●	1,440 shares of common stock issuable upon the conversion of outstanding shares of Series H-6 Convertible Preferred Stock outstanding as of July 5, 2020;

●	1,074,893 shares of common stock issuable upon the exercise of stock options outstanding as of July 5, 2020 at a weighted average exercise price of $7.04 per share;

●	4,126,013 shares of common stock issuable upon the exercise of warrants outstanding as of July 5, 2020 at a weighted average exercise price of $2.85 per share;

●	2,776,796 shares of common stock reserved for future issuance under our Long-Term Incentive Plan; and

●	1,110,718 shares of common stock reserved for future issuance under restricted stock unit awards.

S-19

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and operating results together with our financial statements and related notes incorporated by reference into this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. See “Special Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus or the documents incorporated by reference into this prospectus. Unless stated otherwise, references in this discussion and analysis to “us,” “we,” “our,” “AYRO” or our “Company” and similar terms refer to AYRO, Inc., a Delaware corporation. References to “DropCar” refer to our Company prior to the Merger (as defined below).

Overview

Merger

On May 28, 2020, pursuant to the previously announced Agreement and Plan of Merger, dated December 19, 2019 (the “Merger Agreement”), by and among AYRO, Inc., a Delaware corporation previously known as DropCar, Inc. (the “Company”), ABC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and AYRO Operating Company, Inc., a Delaware corporation previously known as AYRO, Inc. (“AYRO Operating”), Merger Sub was merged with and into AYRO Operating, with AYRO Operating continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger, without any action on the part of any stockholder, each issued and outstanding share of AYRO Operating’s common stock, par value $0.001 per share (the “AYRO Operating Common Stock”), including shares underlying AYRO Operating’s outstanding equity awards and warrants, was converted into the right to receive 1.3634 shares (the “Exchange Ratio”) of our common stock, par value $0.0001 per share (the “Company Common Stock”). Upon completion of the Merger and the transactions contemplated in the Merger Agreement and assuming the exercise in full of all pre-funded warrants issued pursuant thereto, (i) the former AYRO, Inc. equity holders (including the investors in a bridge financing and private placements that closed prior to closing of the Merger) own approximately 79% of our outstanding equity; (ii) former DropCar stockholders own approximately 18% of our outstanding equity; and (iii) a financial advisor to DropCar and AYRO owns approximately 3% of our outstanding equity.

The Merger has been accounted for as a “reverse merger” under the acquisition method of accounting for business combinations with AYRO Operating treated as the accounting acquirer of AYRO. As such, the historical financial statements of AYRO Operating have become the historical financial statements of AYRO, or the combined company, and are incorporated into this report labeled “AYRO, INC.” No historical common stock, stock options or additional paid-in capital, including share and per share amounts presented in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, has been adjusted to reflect the equity structure of the combined company as a result of the Merger, including the effect of the Exchange Ratio on the Company Common Stock.

Reverse Stock Split and Stock Dividend

On May 28, 2020, immediately following the effective time of the Merger, we effected a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for ten shares (the “Reverse Stock Split”). Immediately following the Reverse Stock Split, we issued a stock dividend of one share of the Company’s common stock for each outstanding share of common stock to all holders of record immediately following the effective time of the Reverse Stock Split (the “Stock Dividend”). The net result of the Reverse Stock Split and the Stock Dividend was a 1-for-5 reverse stock split. We made proportionate adjustments to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units (if any) and warrants outstanding as of the effective times of the Reverse Stock Split and the Stock Dividend in accordance with the terms of each security based on the split or dividend ratio. Also, we reduced the number of shares reserved for issuance under our equity compensation plans proportionately based on the split and dividend ratios. Except for adjustments that resulted from the rounding up of fractional shares to the next whole share, the Reverse Stock Split and Stock Dividend affected all stockholders uniformly and did not change any stockholder’s percentage ownership interest in the Company. The Reverse Stock Split did not alter the par value of Company Common Stock, $0.0001 per share, or modify any voting rights or other terms of the common stock. No share or related option or warrant information presented in this Management’s Discussion and Analysis of Financial Condition and Results of Operations has been adjusted to reflect the reduced number of shares outstanding, the increase in share price which resulted from these actions or otherwise to give effect to the Reverse Stock Split and the Stock Dividend.

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Business

Prior to the Merger, DropCar provided consumer and enterprise solutions to urban automobile-related logistical challenges. Following the Merger, we design, manufacture and market three- and four-wheeled purpose-built electric vehicles primarily to commercial customers. These vehicles allow the end user an environmentally friendly alternative to internal combustion engines for light duty uses, including logistics, maintenance and cargo services, at a lower total cost of ownership. Our four-wheeled vehicles are classified as low-speed vehicles (LSVs) based on federal and state regulations and are ideal for both college and corporate campuses. Our three-wheeled vehicle is classified as a motorcycle for federal purposes and an autocycle in states that have passed certain autocycle laws, allowing the user to operate the vehicle with a standard automobile driver’s license. Our three-wheeled vehicle is not an LSV and is ideal for urban transport. The majority of our sales are comprised of sales of our four-wheeled vehicle to Club Car, a division of Ingersoll Rand, Inc., through a strategic arrangement entered in early 2019. We plan to continue growing our business through our experienced management team by leveraging our supply chain, allowing it to scale production without a large capital investment.

We have also developed a strategic partnership with Autonomic, a division of Ford. Pursuant to our agreement with Autonomic, we received a license to use Autonomic’s transportation mobility cloud and has agreed to jointly develop the monetization of cloud-based vehicle applications.

Manufacturing Agreement with Cenntro

In April 2017, AYRO entered into a Manufacturing Licensing Agreement with Cenntro Automotive Group, Ltd., or Cenntro, one of AYRO’s equity holders, that provides for its four-wheel sub-assemblies to be licensed and sold to AYRO for final manufacturing and sale in the United States.

Master Procurement Agreement with Club Car

In March 2019, AYRO entered into a five-year Master Procurement Agreement, or the MPA, with Club Car for the sale of AYRO’s four-wheeled vehicle. The MPA grants Club Car the exclusive right to sell AYRO’s four-wheeled vehicle in North America, provided that Club Car orders at least 500 vehicles per year. Under the terms of the MPA, AYRO receives orders from Club Car dealers for vehicles of specific configurations, and AYRO invoices Club Car once the vehicle has shipped. The MPA has an initial term of five (5) years commencing January 1, 2019 and may be renewed by Club Car for successive one-year periods upon 60 days’ prior written notice. Pursuant to the MPA, AYRO granted Club Car a right of first refusal for sales of 51% or more of AYRO’s assets or equity interests, which right of first refusal is exercisable for a period of 45 days following AYRO’s delivery of an acquisition notice to Club Car. AYRO also agreed to collaborate with Club Car on new products similar to its four-wheeled vehicle and improvements to existing products and granted Club Car a right of first refusal to purchase similar commercial utility vehicles AYRO develops during the term of the MPA. AYRO is currently engaged in discussions with Club Car to develop additional products to be sold by Club Car in Europe and Asia but there can be no assurance that these discussions will be successful.

Recent Developments

During the calendar year 2019, AYRO continued to develop its products, establishing channel relationships and filling out the management team. To support AYRO’s growth, AYRO raised operating funds with the following debt and equity initiatives:

●	In the first quarter of 2019, AYRO sold convertible promissory notes to seven individual lenders for an aggregate of $800,000. The notes have a maturity date of 60 days, subject to AYRO’s right to extend the notes for one period of 60 days in AYRO’s discretion. The notes accrued interest at the rate of 12% per annum for the first 60 days and at 15% for the 60-day extension. The lenders had the option to convert the notes and accrued interest into Series Seed 2 Preferred Stock at $1.75 per share before the 60-day extension period expired. In May 2019, four lenders converted $350,000 of principal and $9,062 of accrued interest into 205,178 of AYRO’s Series Seed 2 Preferred Stock. In September 2019, one lender converted $100,000 of convertible notes to a twelve-month term loan. Additionally, two lenders redeemed an aggregate of $60,000 in principal from their outstanding note. In December 2019, the remaining $290,000 in principal and associated accrued interest was converted to preferred stock as identified below. Warrants to purchase up to 97,500 of AYRO’s common stock at a price of $2.00 per share were issued in connection with the notes. A discount on debt related to the common stock issuance of $69,173 was recorded and was amortized over the life of the notes.

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●	In the third quarter of 2019, AYRO received cash in exchange for term loans from five individual lenders, totaling $250,000. Additionally, one lender holding convertible debt, as reported above, converted $100,000 of principal to a term loan. In the fourth quarter of 2019, AYRO received cash of $75,000 in exchange for a term loan with an individual lender. The notes have a term of 12 months and bear interest at the rate of 12% per annum, which is payable quarterly. AYRO issued 1.056 shares of its common stock to the lenders for each dollar borrowed, for an aggregate of 369,600 shares of common stock. A discount on debt related to the common stock issuance of $185,675 was recorded and was amortized over the life of the notes. In December 2019, $425,000 of principal and associated accrued interest were converted to 433,819 shares of AYRO’s Series Seed 3 Preferred Stock.

●	During the first half of 2019, AYRO issued 1,092,215 shares of Series Seed 2 Preferred Stock for $1.75 per share, for aggregate cash proceeds of $1,911,375. During the second quarter of 2019, AYRO sold 238,500 shares of Series Seed 3 Preferred Stock for $2.00 per share for aggregate cash proceeds of $477,000. During the third quarter of 2019, AYRO issued 65,000 shares of Series Seed 3 Preferred Stock for $2.00 per share for aggregate cash proceeds of $130,000.

●	In October 2019, AYRO received $500,000 under a 120-day bridge term loan bearing interest at the rate of 14% per annum, payable quarterly, from Mark Adams, a founding board member. As an inducement for the bridge loan, AYRO granted Mr. Adams 528,000 shares of common stock. On December 13, 2019, Mr. Adams agreed to extend the maturity date for this loan until April 30, 2021 in exchange for AYRO’s issuance of 500,000 shares of common stock.

●	In October 2019, Sustainability Initiatives, LLC (“SI”), a company owned by Christian Okonsky and Mark Adams, AYRO’s founders and board members, agreed to terminate the revenue royalty-based contract with AYRO in exchange for 850,000 shares of common stock.

●	In November 2019, AYRO received cash in exchange for a term loan from an individual lender of $75,000. The note has a term of 12 months and bears interest at the rate of 12% per annum, payable quarterly. AYRO issued 1.056 shares of its common stock to the lenders for each dollar borrowed, for an aggregate of 79,200 shares of common stock.

●	In December 2019, AYRO, SI, Christian Okonsky and Mark Adams agreed to cancel options to purchase an aggregate of 1,750,000 shares of common stock in exchange for AYRO’s issuance of 1,593,550 shares of common stock.

●	In December 2019, AYRO issued Sustainability Consultants, LLC (“SCLLC”), an entity that is controlled by Mark Adams, Will Steakley and John Constantine, who are principal stockholders of AYRO, 247,500 shares of common stock for services rendered under AYRO’s consulting agreement with SCLLC.

●	In December 2019, Cenntro agreed to convert $1,100,000 of the accounts payable due to Cenntro into 1,100,000 shares of AYRO’s Series Seed 3 Preferred Stock.

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●	In December 2019, a local marketing firm agreed to convert 90% of the amount AYRO owed that company to a term loan with a principal amount of $137,729.03 and bearing interest at the rate of 15% per annum, payable quarterly, with a maturity date of May 31, 2021. AYRO also issued the marketing firm 66,000 shares of common stock in conjunction with this term loan.

●	In December 2019, notes payable to eight individual lenders in the total amount of $715,000 plus accrued interest were converted into 777,301 shares of AYRO’s Series Seed 3 Preferred Stock.

●	In December 2019, AYRO received a $1,000,000 convertible bridge loan from certain DropCar investors as a condition of the Merger. The entire amount of the loan was converted to 3,779,464 shares of AYRO common stock prior to the closing of the Merger.

●	In February 2020, AYRO received a $500,000 secured loan from certain DropCar investors, and, in connection therewith, AYRO agreed to cause DropCar to issue warrants to purchase 500,000 shares of DropCar’s common stock for an aggregate exercise price of $10,000 upon closing of the merger with DropCar. The entire amount of the loan was paid off upon closing of the Merger

●	In April 2020, AYRO received a $600,000 secured loan from an investor of AYRO, pursuant to which Mark Adams entered into a personal guaranty for up to $300,000 of amounts owing under such secured loan, and, in connection therewith, AYRO agreed to grant to each of the investor and Mark Adams a number of shares of AYRO common stock that will convert into two percent (2%) of the aggregate issued and outstanding shares of DropCar immediately post-merger. The entire amount of the loan was paid off upon closing of the Merger

●	In June 2020, AYRO entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which AYRO agreed to issue and sell in a registered direct offering an aggregate of 2,200,000 shares (the “June 2020 Shares”) of common stock of AYRO, par value $0.0001 per share, at an offering price of $2.50 per share, for gross proceeds of approximately $5.5 million before the deduction of fees and offering expenses. The June 2020 Shares were offered by AYRO pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the Securities and Exchange Commission on October 16, 2018, and declared effective by the Securities and Exchange Commission on November 9, 2018.

Transactions Related to the Merger

Simultaneous with the signing of the Merger Agreement, accredited investors, including certain investors in DropCar, purchased $1.0 million of AYRO Operating’s convertible bridge notes bearing interest at the rate of 5% per annum (the “Bridge Notes”). The Bridge Notes automatically converted into shares of AYRO Operating Common Stock immediately prior to the consummation of the merger representing an aggregate of 7.45% of the outstanding common stock of the combined company after giving effect to the merger. In addition, immediately prior to the execution and delivery of the Merger Agreement, AYRO Operating entered into agreements with accredited investors, including certain stockholders of DropCar, pursuant to which such investors agreed to purchase, prior to the consummation of the Merger, shares of AYRO Operating Common Stock (or common stock equivalents) representing an aggregate of 16.55% of the outstanding common stock of the combined company after giving effect to the merger and warrants to purchase an equivalent number of shares of AYRO Operating Common Stock for an aggregate purchase price of $2.0 million (the “AYRO Private Placement”). As additional consideration to the lead investor in the AYRO Private Placement, AYRO Operating also entered into a stock subscription agreement with the lead investor, pursuant to which, immediately prior to the merger, AYRO Operating issued pre-funded warrants to purchase an aggregate of 1,750,000 shares of AYRO Operating Common Stock for the nominal per share purchase price of $0.00009 per share (the “Nominal Stock Subscription”).

On December 19, 2019, AYRO Operating entered into a letter agreement with ALS Investment, LLC (“ALS”), pursuant to which AYRO Operating issued ALS 2,282,881 shares of AYRO Operating Common Stock, which equaled 4.5% of the outstanding shares of common stock of the combined company giving effect to the Merger. In addition to introducing AYRO Operating and DropCar, ALS will provide, as an independent contractor, consulting services to us relating to financial, capital market and investor relations for twelve months following the closing of the Merger.

Factors Affecting Results of Operations

Master Procurement Agreement. In March 2019, AYRO entered into the MPA with Club Car. In partnership with Club Car and its interaction with its substantial dealer network, AYRO has redirected its business development resources towards supporting Club Car’s enterprise and fleet sales function as Club Car proceeds in its new product introduction initiatives.

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COVID-19 Pandemic. AYRO’s business, results of operations and financial condition have been adversely impacted by the recent coronavirus outbreak both in China and the United States. This has delayed AYRO’s ability to timely procure raw materials from its supplier in China, which in turn, has delayed shipments to and corresponding revenue from customers. The pandemic and social distancing directives have interfered with AYRO’s ability, or the ability of its employees, workers, contractors, suppliers and other business partners to perform AYRO’s and their respective responsibilities and obligations relative to the conduct of AYRO’s business. The coronavirus public health epidemic poses restrictions on AYRO’s employees’ and other service providers’ ability to travel on pre-sales meetings, customers’ abilities to physically meet with AYRO employees and the ability of AYRO’s customers to test drive or purchase AYRO’s vehicles and shutdowns that may be requested or mandated by governmental authorities. AYRO expects the pandemic to adversely impact AYRO’s sales and the demand for AYRO products in 2020.

Devirra Transaction. In the first half of 2018, AYRO engaged in a one-time sale of automotive parts from AYRO’s China-based supplier to one of its customers in New Jersey (the “Devirra Transaction”). Pursuant to the Devirra Transaction, AYRO purchased the products which were then drop-shipped directly from the supplier to the end customer. Total revenue for the Devirra Transaction was $4,065,000. The cost of goods sold related to the Devirra Transaction was $4,003,068. The total gross margin for the one-time Devirra Transaction for the six months ended June 30, 2018 was 1.45%. This one-time transaction should be taken into account when making comparisons between 2018 and 2019.

Components of Results of Operations

Revenue

AYRO derives revenue from the sale of its three- and four-wheeled electric vehicles, rental revenue from vehicle revenue sharing agreements with AYRO’s tourist destination fleet operators, or DFOs, and, to a lesser extent, shipping, parts and service fees. Provided that all other revenue recognition criteria have been met, AYRO typically recognizes revenue upon shipment, as title and risk of loss are transferred to customers and channel partners at that time. Products are typically shipped to dealers or directly to end customers, or in some cases to AYRO’s international distributors. These international distributors assist with import regulations, currency conversions and local language. AYRO’s vehicle product sales revenues vary from period to period based on, among other things, the customer orders received and AYRO’s ability to produce and deliver the ordered products. Customers often specify requested delivery dates that coincide with their need for AYRO’s vehicles.

Because these customers may use AYRO’s products in connection with a variety of projects of different sizes and durations, a customer’s orders for one reporting period generally do not indicate a trend for future orders by that customer. Additionally, order patterns do not necessarily correlate amongst customers. AYRO has observed limited seasonality trends in the sales of its vehicles, depending on the model.

Cost of Revenue

Cost of revenue primarily consists of costs of materials and personnel costs associated with manufacturing operations, and an accrual for post-sale warranty claims. Personnel costs consist of wages and associated taxes and benefits. Cost of revenue also includes freight and changes to AYRO’s warranty reserves. Allocated overhead costs consist of certain facilities and utility costs. AYRO expects cost of revenue to increase in absolute dollars, as product revenue increases.

Operating Expenses

AYRO’s operating expenses consist of general and administrative, sales and marketing and research and development expenses. Salaries and personnel-related costs, benefits, and stock-based compensation expense are the most significant components of each category of operating expenses. Operating expenses also include allocated overhead costs for facilities and utility costs.

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General and Administrative Expense

General and administrative expense consists primarily of employee compensation and related expenses for administrative functions including finance, legal, human resources and fees for third-party professional services, and allocated overhead. AYRO expects its general and administrative expense to increase in absolute dollars as it continues to invest in growing its business.

Sales and Marketing Expense

Sales and marketing expense consists primarily of employee compensation and related expenses, sales commissions, marketing programs, travel and entertainment expenses and allocated overhead. Marketing programs consist of advertising, tradeshows, events, corporate communications and brand-building activities. AYRO expects sales and marketing expenses to increase in absolute dollars as AYRO expands its sales force, expands its product lines, increases marketing resources, and further develops sales channels.

Research and Development Expense

Research and development expense consists primarily of employee compensation and related expenses, prototype expenses, depreciation associated with assets acquired for research and development, amortization of product development costs, product strategic advisory fees, third-party engineering and contractor support costs and allocated overhead. AYRO expects its research and development expenses to increase in absolute dollars as it continues to invest in new and existing products.

Other Income (Expense), Net

Other income (expense) consists of income received or expenses incurred for activities outside of AYRO’s core business. Other expense consists primarily of interest expense.

Provision for Income Taxes

Provision for income taxes consists of estimated income taxes due to the United States government and to the state tax authorities in jurisdictions in which AYRO conducts business.

Results of Operations

Comparison of the three months ended March 31, 2020 and 2019

The following tables set forth AYRO’s results of operations for the three months ended March 31, 2020 and 2019.

	For the three months ended
	March 31,
	2020	2019
Revenue	$146,816	$83,951
Cost of Goods Sold	113,155	66,768
Gross Profit	33,661	17,183
Operating Expenses:
Research and Development	154,699	199,734
Sales and Marketing	319,454	202,187
General and Administrative	1,249,052	783,194
Total Operating Expenses	1,723,205	1,185,115
Loss from Operations	(1,689,544)	(1,167,932)
Other Income and Expense:
Other Income	16	28
Interest Expense	(105,625)	(95,185)
Net Loss	$(1,795,153)	$(1,263,089)

Weighted-average common shares outstanding	14,478,795	10,244,945

Net Loss per common share	$(0.12)	$(0.12)

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Non-GAAP Financial Measure

AYRO presents Adjusted EBITDA because AYRO considers it to be an important supplemental measure of AYRO’s operating performance and AYRO believes it may be used by certain investors as a measure of AYRO’s operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, amortization of discount on debt, impairment of long-lived assets, acquisition and financing costs, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact AYRO’s non-cash operating expenses, AYRO believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between AYRO’s core business operating results and those of other companies, as well as providing AYRO with an important tool for financial and operational decision making and for evaluating AYRO’s own core business operating results over different periods of time.

AYRO’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in AYRO’s industry, as other companies in AYRO’s industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. AYRO’s Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. AYRO does not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss for the three months ended March 31, 2020 and 2019.

	For the three months ended
	March 31,
	2020	2019
Net Loss	$(1,795,153)	$(1,263,089)
Depreciation and Amortization	114,275	108,267
Stock-based compensation expense	156,458	131,444
Amortization of Discount on Debt	63,744	10,589
Interest expense	41,881	62,134
Acquisition and financing costs	348,010	0
Provision (benefit) for income taxes	53	0
Adjusted EBITDA	$(1,070,732)	$(950,655)

Net revenue

For the three months ended March 31 2020, total revenue increased $62,865, or 74.9% as compared to the same period in 2019. Sales during the three months ended March 31, 2019 included sales of the AYRO 311 vehicle, which were not repeated in the first quarter of 2020.

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Cost of goods sold and gross margin

Cost of goods sold increased by $46,387 for the three months ended March 31, 2020 as compared to the same period in 2019.

Gross margin percentage was 22.9% for the three months ended March 31, 2020, as compared to 20.5% for the three months ended March 31, 2019. The increase in gross margin percentage was primarily driven by efficiency gains in the manufacturing process.

General and administrative expenses

General and administrative expense increased $465,858, or 59.5%, for the three months ended March 31, 2020, as compared to the same period in 2019. General and administrative expense increased primarily due to legal and accounting fees associated with the merger with DropCar. Additionally, we relocated to larger facilities in January 2020, resulting in higher rent and utilities expense for the three months ended March 31, 2020 versus the same period in 2019. Stock-based compensation increased by $46,402 for the three months ended March 31, 2020, as compared to the same period in 2019.

Sales and marketing expense

Sales and marketing expense increased by $117,267, or 58.0%, for the three months ended March 31, 2020, as compared to same period in 2019. These expenses are mainly comprised of salary and related costs and consulting services fees. The majority of the increase in sales and marketing expense was to support and develop industry standard product management, product marketing and go-to-market marketing communication strategies. Stock-based compensation increased by $33,168 for the three months ended March 31, 2020, as compared to the same period in 2019.

Research and development expense

Research and development expense decreased by $45,035, or 22.5%, for the three months ended March 31, 2020, as compared to the same period in 2019. These expenses were mainly compromised of salary and related costs, professional design services. Additionally, termination of the royalty-based service fees provided under the Chief Visionary Officer, or CVO, agreement in October 2019 reduced research and development expenses by $18,000.

Interest expense

Interest expense decreased $42,715 for the three months ended March 31, 2020, as compared to the same period in 2019, as a result of conversion of both trade accounts payable and short-term debt to equity during December 2019. Interest expense in 2019 also includes noncash amortization of warrant discounts issued in conjunction with debt offerings.

Comparison of the Years ended December 31, 2019 and 2018

Results of operations for the year ended December 31, 2018 includes operating results for a single transaction for AYRO’s supply chain. For this single, non-repeatable transaction, AYRO recognized $4,065,000 of revenue in the first half of 2018 at a gross margin of approximately 1.45%. The following tables set forth AYRO’s results of operations for the years ended December 31, 2019 and 2018.

	For the years ended
	December 31,
	2019	2018
Revenue	$890,152	$5,302,964
Cost of Goods Sold	691,843	5,008,700
Gross Profit	198,309	294,264
Operating Expenses:
Research and Development	714,281	768,382
Sales and Marketing	1,300,120	999,724
General and Administrative	6,678,310	2,578,078
Total Operating Expenses	8,692,711	4,346,184
Loss from Operations	(8,494,402)	(4,051,920)
Other Income and Expense:
Other Income	2,188	47
Interest Expense	(172,479)	(144,618)
Net Loss	$(8,664,693)	$(4,196,491)

Weighted-average common shares outstanding	$10,655,957	$10,242,650

Net Loss per common share	$(0.81)	$(0.41)

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Non-GAAP Financial Measure

AYRO presents Adjusted EBITDA because AYRO considers it to be an important supplemental measure of AYRO’s operating performance and AYRO believes it may be used by certain investors as a measure of AYRO’s operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, impairment of long-lived assets, acquisition and financing costs, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact AYRO’s non-cash operating expenses, AYRO believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between AYRO’s core business operating results and those of other companies, as well as providing AYRO with an important tool for financial and operational decision making and for evaluating AYRO’s own core business operating results over different periods of time.

AYRO’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in AYRO’s industry, as other companies in AYRO’s industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. AYRO’s Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. AYRO does not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss for the years ended December 31, 2019 and 2018.

	For the years ended
	December 31,
	2019	2018
Net Loss	$(8,664,693)	$(4,196,491)
Depreciation and Amortization	722,566	288,549
Stock-based compensation expense	3,372,726	586,371
Amortization of Discount on Debt	152,243	0
Interest expense (2)	(16,096)	144,618
Settlement expenses (1)	0	69,221
Acquisition and financing costs	269,276	93,267
Provision (benefit) for income taxes	948	743
Adjusted EBITDA	$(4,163,030)	$(3,013,722)

(1)	Settlement expenses represent one-time amounts paid in connection with the departure of AYRO’s former chief executive officer.
(2)	For the year ended December 31, 2019, the company recaptured prior years’ accrued interest expense on outstanding accounts payable, which was converted to AYRO preferred stock in December 2019.

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Net revenue

For the year ended December 31, 2019, total revenue decreased $4,412,812, as compared to the 2018. The decrease in revenue was primarily driven by a one-time sale of automotive parts from AYRO’s China-based supplier to one of its customers in New Jersey during 2018, or the Devirra Transaction. The products purchased by the customer were drop-shipped directly from AYRO’s supplier to the end customer. Total revenue for the Devirra Transaction was $4,065,000. AYRO’s revenues during 2019 were also impacted by the MPA that it entered with Club Car on March 13, 2019. The MPA provides Club Car with exclusive distribution rights in North America of AYRO’s four-wheeled AYRO 411 vehicle. During AYRO’s negotiations with Club Car throughout the fourth quarter of 2018 and up to March 13, 2019, AYRO gave Club Car and its dealers an unrestricted dealer channel, which precluded AYRO from signing new AYRO 411 dealers in the fourth quarter of 2018 and the first quarter of 2019. As a result, AYRO experienced a decline in AYRO 411 sales during 2019. Sales during the year ended December 31, 2019 included sales of the AYRO 311 vehicle, which was deployed in February 2019.

Cost of goods sold and gross margin

Cost of goods sold decreased by $4,316,857 for the year ended December 31, 2019, as compared to 2018. The decrease in cost of goods sold related to the Devirra Transaction was $4,003,068.

Gross margin percentage was 22% for the year ended December 31, 2019, as compared to 6% for the year ended December 31, 2018. The increase in gross margin percentage was primarily driven by the Devirra Transaction during 2018, which had a gross margin percentage of 1.5%. Gross margin percentage for product revenue not including the Devirra Transaction increased from 19% for the year ended December 31, 2018 to 22% during the year ended December 31, 2019, an increase of 3%. The increase in gross margin excluding the Devirra Transaction was predominately attributable to increases in product pricing as well as efficiency gains in the manufacturing process.

Below is a reconciliation of gross margin percentage excluding the Devirra Transaction to gross margin percentage for the year ended December 31, 2018:

Year ended December 31, 2018
Revenue	$5,302,964
Less: Devirra Transaction Revenue	4,065,000
Adjusted Revenue	$1,237,964

Cost of Goods Sold	$5,008,700
Less: Costs of Good Sold related to Devirra Transaction	4,003,068
Adjusted Cost of Goods Sold	$1,005,632

Gross Margin Percentage	6%
Gross Margin Percentage excluding the Devirra Transaction	19%

General and administrative expenses

General and administrative expense increased $4,100,231, or 159.0%, for the year ended December 31, 2019, as compared to 2018. General and administrative expense increased primarily due to increased headcount resulting in higher employee compensation related costs and administrative costs, including hiring a chief financial officer on March 13, 2018 and a manufacturing director on May 21, 2018. Additionally, AYRO relocated to larger office facilities in April 2018 and expanded its facilities again in July 2019, both of which resulted in higher rent and utilities expense for the year ended December 31, 2019 versus 2018. AYRO also expanded its product liability and other insurance policies in August 2018. Stock-based compensation related to discount on debt amortization, warrants issued and stock grants issued in lieu of cash compensation increased by $2,895,547 for the year ended December 31, 2019, as compared to 2018.

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Sales and marketing expense

Sales and marketing expense increased by $300,396, or 30.0%, for the year ended December 31, 2019, as compared to 2018. These expenses are mainly comprised of salary and related costs and consulting services fees. The majority of the increase in sales and marketing expense was to support and develop industry standard product management, product marketing and go-to-market marketing communication strategies, primarily surrounding the new AYRO 311 vehicle.

Research and development expense

Research and development expense decreased by $54,101, or 7.0%, for the year ended December 31, 2019, as compared to 2018. These expenses were mainly compromised of salary and related costs, professional services, royalty-based services provided under the Chief Visionary Officer, or CVO, agreement and prototypes attributable to continued development of new and enhanced product offerings. The CVO revenue-based royalty fee decreased by $127,494 during the year ended December 31, 2019, as compared to 2018. Additionally, headcount-related expenses decreased by of $193,125 year-over-year primarily due to recapture accrued bonus and stock-based compensation. Consulting expenses increased year-over-year by 257,985 supporting new product development.

Interest expense

Interest expense increased $27,861 for the year ended December 31, 2019, as compared to 2018, as a result of issuances of convertible debt to seven individual angel investors in January and February 2019, plus finance charges accrued for certain accounts payable. Interest expense in 2019 also includes noncash amortization of warrant discounts issued in conjunction with debt offerings.

Liquidity and Capital Resources

As of March 31, 2020, AYRO had approximately $69,000 in cash and cash equivalents and working capital deficit of approximately $(477,000). As of December 31, 2019, AYRO had approximately $642,000 in cash and cash equivalents and working capital deficit of approximately $(30,000). The deficit increase was primarily due the operating loss during the quarter.

AYRO’s sources of cash since AYRO’s inception in 2017 have been predominantly from the sale of equity and debt.

In December 2019, Cenntro agreed to convert $1,100,000 in accounts payable to 1,100,000 of AYRO’s Series Seed 3 Preferred Stock. Additionally, a service provider agreed to convert $137,729 in accounts payable to a long-term promissory note.

In October 2019, AYRO raised $500,000 in a 120-day short-term loan from Mark Adams, one of AYRO’s founding board members. This loan has a 14% interest rate per annum, payable quarterly and an equity incentive of 528,000 shares of AYRO common stock. In December 2019, this loan term was extended to April 30, 2021 in exchange for the issuance of 500,000 shares of AYRO common stock.

In November 2019, AYRO received cash in exchange for term loans from an individual lender of $75,000. The note has a term of for twelve months and bears interest at the rate of 12% per annum, payable quarterly. AYRO issued 79,200 shares of AYRO common stock to the lender in connection with this loan.

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In December 2019, AYRO converted notes payable to eight individual lenders in the total amount of $715,000 plus accrued interest into 777,301 shares of AYRO’s Series Seed 3 Preferred Stock, thus reducing the amount of outstanding debt.

On December 19, 2019, AYRO entered into the Merger Agreement with DropCar, pursuant to which a subsidiary of DropCar will merge with and into AYRO, with AYRO continuing as a wholly owned subsidiary of DropCar. Simultaneously with the signing of the Merger Agreement, certain accredited investors, including certain stockholders of DropCar, purchased $1.0 million of AYRO’s convertible Bridge Notes and agreed to purchase, prior to the merger, shares of AYRO common stock and warrants for $2.0 million in the AYRO Private Placement and 1,750,000 shares of AYRO common stock for nominal consideration in the Nominal Stock Subscription. Upon closing of the Merger in May 2020, this debt was converted to equity under the terms of the Merger Agreement.

On February 20, 2020, AYRO, certain accredited investors, including certain stockholders of DropCar, purchased $500,000 of AYRO’s secured notes. The notes are secured by a security interest in and lien on substantially all of the assets of AYRO. with the Noteholders’ security interest in the Collateral ranking junior to the secured lenders pursuant to that certain Loan and Security Agreement, dated December 19, 2019, by and between AYRO and the persons signatory thereto as lenders. The aggregate unpaid principal amount of the loan, together with all accrued and unpaid interest thereon and all other amounts payable under the notes shall be due and payable in cash upon the Maturity Date, defined as the earliest of (a) the date on which the closing of the merger occurs pursuant to the Merger Agreement, (b) May 20, 2020 and (c) the date on which all amounts under the notes become due and payable in connection with certain events of default. The notes bear interest at the rate of 7.0% per annum, which interest is payable in arears on the Maturity Date. Upon the occurrence and during the continuance of an event of default, any amounts due pursuant to the notes, whether at stated maturity, by acceleration or otherwise, shall bear interest at a rate equal to 10.0% per annum from the date of such non-payment until such amount is paid in full. Events of default include the failure by AYRO to pay any principal amount or accrued and unpaid interest on the Maturity Date, the breach of certain covenants by AYRO and the commencement of certain proceedings related to a bankruptcy by AYRO. In connection with the notes, AYRO also entered into a subscription agreement with each of the noteholders, pursuant to which, contingent upon the closing of the merger and effective immediately thereafter, AYRO agreed to cause DropCar to issue and sell, and the Noteholders agreed to subscribe for, warrants to purchase an aggregate of 500,000 shares of DropCar’s common stock for an aggregate price equal to $10,000. The warrants shall feature an exercise price of $0.01 and shall be exercisable immediately upon issuance. Upon closing of the Merger, the full principal amount was repaid to the lenders.

In April 2020, AYRO received a $600,000 secured loan from an investor of AYRO, pursuant to which Mark Adams entered into a personal guaranty for up to $300,000 of amounts owing under such secured loan, and, in connection therewith, AYRO agreed to grant to each of the investor and Mark Adams a number of shares of AYRO common stock that will convert into two percent (2%) of the aggregate issued and outstanding shares of DropCar immediately post-merger. The entire principal balance of the loan plus accrued interest was paid upon closing of the Merger.

In June 2020, AYRO entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which AYRO agreed to issue and sell in a registered direct offering an aggregate of 2,200,000 shares (the “June 2020 Shares”) of common stock of AYRO, par value $0.0001 per share, at an offering price of $2.50 per share, for gross proceeds of approximately $5.5 million before the deduction of fees and offering expenses. The June 2020 Shares were offered by AYRO pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the Securities and Exchange Commission on October 16, 2018, and declared effective by the Securities and Exchange Commission on November 9, 2018.

Between May 28, 2020 (the Merger closing) and July 5, 2020, holders of warrants have converted warrants to purchase 685,687 shares of AYRO’s common stock for aggregate gross proceeds to AYRO of approximately $515,000.

AYRO’s business is capital intensive, and future capital requirements will depend on many factors including AYRO’s growth rate, the timing and extent of spending to support development efforts, the expansion of AYRO’s sales and marketing teams, the timing of new product introductions and the continuing market acceptance of AYRO’s products and services.

Based on AYRO’s current operating and funding plans and business conditions, AYRO believes that existing cash, together with DropCar’s cash on hand received upon consummation of the Merger and the cash AYRO received pursuant to the AYRO Private Placement, and cash generated from operations, will be sufficient to satisfy AYRO’s anticipated cash requirements for the next twelve months but that AYRO will be required to seek additional equity or debt financing in the next twelve months. In the event that additional financing is required from outside sources, AYRO may not be able to raise monies on terms acceptable to it or at all. If AYRO is unable to raise additional capital when desired, AYRO’s business, operating results and financial condition would be adversely affected.

AYRO’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might be necessary should AYRO be unable to continue as a going concern. Management’s plan includes raising capital through additional funding sources, growing its dealer channel base to increase product sales revenue, and expanding its product portfolio offerings. If AYRO cannot achieve its operating plan, AYRO may find it necessary to dispose of assets or undertake other actions, as may be appropriate.

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Cash Flow Analysis

For the Three Months Ended March 31, 2020 and 2019

The following table summarizes AYRO’s cash flows for the three months ended March 31, 2020 and 2019.

	For the three months ended
	March 31,
	2020	2019
Cash Flows:
Net cash used in operating activities	$(979,019)	$(1,700,419)
Net cash used in investing activities	$(92,181)	$(143,720)
Net cash provided by financing activities	$498,317	$2,454,825

Operating Activities

During the three months ended March 31, 2020, AYRO used $979,019 in cash from operating activities, a reduced in use of $721,400 when compared to the cash used in operating activities of $1,700,419 during the same period in 2019. The reduction in cash used by operating activities was primarily a result of payments of outstanding accounts payable to Cenntro in March of 2019 that did not repeat in 2020.

AYRO’s ability to generate cash from operations in future periods will depend in large part on profitability, the rate and timing of collections of AYRO’s accounts receivable, inventory turns and AYRO’s ability to manage other areas of working capital.

Investing Activities

During the three months ended March 31, 2020, AYRO used cash of $92,181 in investing activities as compared to $143,720 used during the same period in 2019, a reduction of $51,539. The net decrease was primarily due to reduction of capital expense used in developing our rental fleet in the first quarter of 2019 that did not repeat in 2020.

Financing Activities

During the three months ended March 31, 2020, AYRO generated $500,000 of debt financing from certain DropCar investors, netted with $1,682 of loan repayments, as compared to the cash generated of $2,454,825 during the same period in 2019. During the three months ended March 31, 2019, $1,656,374 was generated through the sale of AYRO’s Preferred Stock. Additionally, $800,000 in proceeds were received from the sale of promissory notes convertible into AYRO’s Series Seed 2 Preferred Stock and a short-term loan of $50,000 was received and repaid in the first quarter of 2019, netted with $1,549 of repayment of loan principal.

For the Years Ended December 31, 2019 and 2018

The following table summarizes AYRO’s cash flows for the years ended December 31, 2019 and 2018.

	For the years ended
	December 31,
	2019	2018
Cash Flows:
Net cash used in operating activities	$(4,104,286)	$(2,364,957)
Net cash used in investing activities	$(374,351)	$(760,922)
Net cash provided by financing activities	$5,081,217	$3,082,578

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Operating Activities

During the years ended December 31, 2019, AYRO used $4,104,286 in cash from operating activities, an increased use of $1,739,329 when compared to the cash used in operating activities of $2,364,957 during 2018. The increase in cash used by operating activities was primarily a result of an increase in net loss as AYRO continued to invest in the infrastructure of the company as AYRO plans for growth. Additionally, working capital requirements decreased $455,256 attributable to accounts receivable, inventory, prepaid expenses, accounts payable and accrued expenses used over 2018.

AYRO’s ability to generate cash from operations in future periods will depend in large part on profitability, the rate and timing of collections of AYRO’s accounts receivable, inventory turns and AYRO’s ability to manage other areas of working capital.

Investing Activities

During the year ended December 31, 2019, AYRO used cash of $374,351 in investing activities as compared to $760,922 used during 2018, a reduction of $386,571. The net decrease was primarily due to $364,000 of tooling purchased for the AYRO 311 vehicle in June 2018, combined with an increase in capital expenditures of equipment purchased in the normal course of business.

Financing Activities

During the year ended December 31, 2019, AYRO generated a net $5,081,217 from financing activities, as compared to the cash generated of $3,082,578 during 2018. During the year ended December 31, 2019, cash was generated through the sale of 1,092,215 shares of AYRO’s Series Seed 2 Preferred Stock for total proceeds of $1,911,375 and 303,500 shares of AYRO’s Series Seed 3 Preferred Stock for total proceeds of $607,000. Additionally, $800,000 in proceeds were received from the sale of promissory notes convertible into AYRO’s Series Seed 2 Preferred Stock and $325,000 in proceeds were received from the sale of promissory notes recorded as short-term loans during the year ended December 31, 2019. In the second quarter of 2019, $350,000 of principal and $9,062 of accrued interest from the convertible notes were exchanged into 205,178 shares of AYRO’s Series Seed 2 Preferred Stock. In December 2019, $500,000 in proceeds were received from the sale of a long-term promissory note to Mark Adams, a founding board member. Additionally, in December 2019, AYRO issued $1,000,000 of promissory notes to certain accredited investors, including certain stockholders of DropCar in conjunction with the pending merger. During the year ended December 31, 2018, cash was generated through the sale of 2,300,000 shares of AYRO’s Series Seed 1 Preferred Stock for total proceeds of $2,300,000 and 610,291 shares of AYRO’s Series Seed 2 Preferred Stock for total proceeds of $998,007. In March 2018, AYRO repurchased 250,000 shares of its Series Seed 1 Preferred Stock from certain early investors for $250,000.

Contractual Obligations and Commitments

AYRO has made certain indemnities, under which it may be required to make payments to an indemnified party, in relation to certain transactions. AYRO indemnifies its directors and officers, to the maximum extent permitted under the laws of the State of Delaware. In connection with AYRO’s facility leases, AYRO has indemnified its lessors for certain claims arising from the use of the facilities. The duration of the indemnities varies and, in many cases, is indefinite. These indemnities do not provide for any limitation of the maximum potential future payments AYRO could be obligated to make. Historically, AYRO has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities.

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Off-Balance Sheet Arrangements

Other than lease commitments incurred in the normal course of business and certain indemnification provisions, AYRO does not have any off-balance sheet financing arrangements or liabilities, guarantee contracts, retained or contingent interests in transferred assets, or any obligation arising out of a material variable interest in an unconsolidated entity. AYRO does not have any subsidiaries to include or otherwise consolidate into the financial statements. Additionally, AYRO does not have interests in, nor relationships with, any special purpose entities.

Related Party Transactions

Royalty Agreement

On March 1, 2017, AYRO entered into the Outsourced CVO Services Agreement with SI that is controlled by Mr. Okonsky and Mr. Adams, each a founder of AYRO and a current AYRO board member, in its effort to accelerate the start-up of AYRO’s operations. In return for acceleration assistance and SI providing services of the Chief Visionary Officer role, pursuant to the agreement, AYRO paid a monthly retainer of $6,000 per month. On a quarterly basis, AYRO also remitted to SI a royalty of a percentage (see table below) of its revenues less the retainer amounts for the measurement quarter paid. In connection with this agreement, AYRO granted 350,000 options to purchase shares of AYRO common stock at an exercise price of $0.667 per share under the AYRO Equity Plan, which was subsequently cancelled in December 2019.

Royalty Percentage
Revenues
$0 - $25,000,000	3.0%
$25,000,000 - $50,000,000	2.0%
$50,000,000 - $100,000,000	1.0%
Over $100,000,001	0.5%

SI was also granted a right to nominate up to two members of AYRO’s board of directors.

In addition, on April 1, 2017, AYRO and SI entered into a fee-for-service agreement, pursuant to which SI agreed to provide accounting and financial, graphics and marketing services to AYRO, based on the market-standard hourly rates as set forth in the agreement.

Effective as of January 1, 2019, AYRO agreed to an amendment to the Outsourced CVO Services Agreement to reduce the royalty percentage to a flat 0.5% for all revenue levels. In connection to this amendment, AYRO granted each of Mr. Okonsky and Mr. Adams an additional 700,000 options to purchase $0.95 per share, pursuant to the AYRO Equity Plan, which options were fully vested as of September 30, 2019 and subsequently cancelled in December 2019.

Effective as of October 14, 2019, AYRO and SI terminated the Outsourced CVO Services Agreement, and as consideration for SI to terminate the agreement, AYRO issued 850,000 shares of AYRO common stock to SI (or its designees).

In December 2019, the Company, SI, Christian Okonsky and Mark Adams agreed to cancel (i) the options to purchase 350,000 shares of AYRO common stock previously granted to SI in March 2017, and (ii) the options to purchase an aggregate of 1,400,000 shares of AYRO common stock previously granted to Mr. Okonsky and Mr. Adams in connection with the amendment to the Outsourced CVO Services Agreement to reduce the royalty percentages, in exchange for 1,593,550 shares of AYRO common stock.

For the years ended 2017, 2018, and 2019 prior to termination, AYRO paid SI $60,000, $187,494 and $60,000, respectively, pursuant to the Outsourced CVO Services Agreement, and $123,538, $36,694 and $1,275, respectively, pursuant to the fee-for service agreement for accounting and financial, graphics and marketing services.

Consulting Agreement

On January 15, 2019, AYRO entered into a fee-for-service-based agreement with SCLLC, an entity that is controlled by Mr. Adams, John Constantine and Will Steakley, who are principal stockholders of AYRO, in an effort to support the strategic direction of AYRO. The duties of SCLLC include (a) participating in strategic advisory conference calls with management; (b) making introductions to interested parties of strategic value; (c) advising AYRO on capital structure; and (d) acting as ambassadors to promote the company within the Central Texas community. In 2019, SCLLC received five-year warrants to purchase an aggregate of 652,500 shares of AYRO common stock at a $2.00 exercise price and 247,500 shares of the AYRO common stock in connection with the services rendered.

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Loan from SI

In January 2019, AYRO received $50,000 in a short-term loan from SI. The short-term loan did not bear any interest. The amount was repaid in March 2019.

Adams Note, Amendment, Lock-Up Agreement and Guarantee

On October 14, 2019, Mr. Adams, a current member of the board of directors of AYRO, was issued a secured promissory note in the aggregate principal amount of $500,000, in exchange for funding $100,000 to AYRO on or before October 15, 2019, and $400,000 on or before October 24, 2019. The note is secured by a first lien security interest in all of the assets of AYRO and accrues interest at 14% per annum, until the promissory note is repaid. The note was to mature on the earlier of March 12, 2020, or the date that is three business days following the closing of a reverse merger transaction involving AYRO.

On December 13, 2019, AYRO and Mr. Adams entered into an amendment to the promissory note, extending the maturity date of the note to April 30, 2021. As consideration, AYRO issued 500,000 shares of common stock to Mr. Adams. Such shares are subject to a six-month lock-up period.

AYRO has not paid any principal on the promissory note, but has paid all accrued interest timely as per the terms of the note. As of March 31, 2020, the aggregate principal amount of $500,000 was outstanding and $17,500 of interest was accrued and payable.

In April 2020, AYRO issued a secured promissory note in the aggregate amount of $600,000 to an investor of AYRO, pursuant to which Mark Adams entered into a personal guaranty for up to $300,000 of amounts owing under such secured loan, and, in connection therewith, AYRO agreed to grant to each of the investor and Mark Adams a number of shares of AYRO common stock that will convert into two percent (2%) of the aggregate issued and outstanding shares of DropCar immediately post-merger. The entire principal balance of the loan plus accrued interest was paid off upon closing of the Merger.

Cenntro Agreement

In April 2017, AYRO entered into a Manufacturing Licensing Agreement with Cenntro, that provides for its four-wheel sub-assemblies to be licensed and sold to AYRO for final manufacturing and sale in the United States.

In 2017, AYRO executed a Stock Purchase Agreement with Cenntro for three million (3,000,000) shares of AYRO’s common stock. As consideration, Cenntro contributed cash of $50,000, raw material inventory items valued at $92,061 and supply chain tooling and assembly line development and ramp-up valued at $307,939. As of December 31, 2019, Cenntro owned approximately 13.73% of AYRO’s outstanding common stock on a fully-diluted basis.

In 2017, AYRO executed a supply chain contract with Cenntro. Currently, AYRO purchases 100% of its four-wheel vehicle chassis, cabs and wheels through this supply chain relationship with Cenntro. Contract terms are industry-standard and reflect arms-length market pricing and other relevant terms.

In 2018, AYRO purchased supply-chain tooling to be placed in Cenntro’s facility with a promissory note to Cenntro for the cost. The tooling note was repaid in full in March 2019.

In December 2019, Cenntro agreed to convert $1,100,000 of its accounts receivable due from AYRO into 1,100,000 shares of AYRO’s Series Seed 3 Preferred Stock. As of March 31, 2020 and December 31, 2019, the amounts outstanding to Cenntro for trade accounts payable were $69,824 and $133,117, respectively.

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Critical Accounting Policies and Estimates

AYRO’s accounting policies are fundamental to understanding its management’s discussion and analysis. AYRO’s significant accounting policies are presented in Note 1 to its consolidated financial statements, which are included elsewhere in this joint proxy and consent solicitation statement/prospectus. AYRO has identified certain significant accounting policies which involve a higher degree of judgment and complexity in making certain estimates and assumptions that affect amounts reported in its consolidated financial statements, as summarized below.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. AYRO adopted the ASU No. 2014-09 for the year ended December 31, 2018.

Product revenue from customer contracts is recognized on the sale of each electric vehicle as vehicles are shipped to customers. Ownership and risk of loss transfers to the customer based on FOB shipping point and freight charges are the responsibility of the customer. Payments are typically received at the point control transfers or in accordance with payment terms customary to the business. Vehicle product revenue for the three-months ended March 31, 2020 and 2019 were $124,365 and $76,843, respectively. The Company provides product warranties to assure that the product complies with agreed upon specifications. Customers do not have the option to purchase a warranty separately; as such, warranty is not accounted for as a separate performance obligation.

Amounts billed to customers related to shipping and handling are classified as shipping revenue, and we have elected to recognize the cost for freight and shipping when control over vehicles has transferred to the customer as an operating expense. Our policy is to exclude taxes collected from a customer from the transaction price of automotive contracts. Shipping revenue for the three months ended March 31, 2020 and 2019 were $15,405 and $6,490, respectively.

Services and other revenue consist of non-warranty after-sales vehicle services. Service revenue for the three months ended March 31, 2020 and 2019 were $5,261 and $0, respectively.

Payments received in advance of the delivery of vehicles or performance of services are reported in the accompanying balance sheets as contract liability. The contract liability balance as of March 31, 2020 and December 31, 2019 were $71,404 and $0, respectively.

Stock-Based Compensation

AYRO accounts for stock-based compensation in accordance with the guidance of FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. Under the fair value recognition provisions of FASB ASC Topic 718, which requires all stock-based compensation costs to be measured at the grant date based on the fair value of the award and is recognized as compensation expense ratably over the period the services are rendered, which is generally the option vesting period. AYRO uses the Black-Scholes option pricing method to determine the fair value of stock options and thus to determine compensation expense associated with the grant. AYRO measures stock-based compensation expense for its non-employees and consultants under FASB ASC 505-50, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods and Services. In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to AYRO are accounted for based upon the fair value of the services provided. The fair value of the equity instrument is charged directly to compensation expense and additional-paid-in capital over the period during which services are rendered.

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Net Earnings or Loss Per Share

AYRO’s computation of earnings (loss) per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) available to common stockholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., common stock warrants and common stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted loss per common share is the same for all periods presented because all common stock warrants and common stock options outstanding were anti-dilutive.

At March 31, 2020 and December 31, 2019, AYRO excluded the outstanding warrant and option securities, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.

Use of Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

Fair Value Measurements

AYRO follows FASB ASC 820-10, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value, which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

●	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active.
●	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The carrying amounts reported in the accompanying financial statements for current assets and current liabilities approximate the fair value because of the immediate or short-term maturities of the financial instruments. As of March 31, 2020 and December 31, 2019, AYRO did not have any level 2 or level 3 instruments.

Inventories

Inventories are reported at the lesser of cost (using the first-in, first-out method, “FIFO”) or net realizable value. Inventories consist of purchased chassis, cabs, batteries, truck beds/boxes, component parts as well as freight, tariffs, duties and other transport-in costs. Inventories are categorized as raw materials, work-in-process and finished goods as of March 31, 2020 and December 31, 2019. Work-in-process and finished goods include labor and overhead costs.

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Intangible Assets

Intangible assets consist of the cost in registering patents for AYRO’s unique inventions. Such patent-related expenses are recorded at their estimated fair value on the date of cost encumbrance and are being amortized over an estimated life of 5 years. Intangible assets also include investments made with the supply chain partner, who is also an investor, for tooling and assembly line configuration. Amortization expense for the three months ended March 31, 2020 and 2019 was $28,217 and $24,987, respectively.

AYRO follows FASB ASC 360, Accounting for Impairment or Disposal of Long-Lived Assets (“ASC 360”). ASC 360 requires that if events or changes in circumstances indicate that the cost of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset’s carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in ASC 360 as being held for sale are reflected at the lower of their carrying amount or fair market value, less costs to sell. AYRO’s management has determined that there is no impairment as of March 31, 2020.

Income Taxes

AYRO accounts for income tax using an asset and liability approach, which allows for the recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The accounting for deferred income tax calculation represents AYRO management’s best estimate on the most likely future tax consequences of events that have been recognized in AYRO’s financial statements or tax returns and related future anticipation. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before AYRO is able to realize their benefits, or that future realization is uncertain.

AYRO evaluates uncertainty in income tax positions based on a more-likely-than-not recognition standard. If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement. If applicable, AYRO records interest and penalties as a component of income tax expense.

As of March 31, 2020 and December 31, 2019, there were no accruals for uncertain tax positions.

Business Combinations

AYRO utilizes the acquisition method of accounting for business combinations and allocates the purchase price of an acquisition to the various tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. AYRO primarily establishes fair value using the income approach based upon a discounted cash flow model. The income approach requires the use of many assumptions and estimates including future revenues and expenses, as well as discount factors and income tax rates. Other estimates include:

●	Estimated step-ups or write-downs for fixed assets and inventory;
●	Estimated fair values of intangible assets; and
●	Estimated income tax assets and liabilities assumed from the target.

While AYRO uses its best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the business acquisition date, AYRO’s estimates and assumptions are inherently uncertain and subject to refinement. As a result, during the purchase price allocation period, which is generally one year from the business acquisition date, AYRO records adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. For changes in the valuation of intangible assets between preliminary and final purchase price allocation, the related amortization is adjusted in the period it occurs. Subsequent to the purchase price allocation period, any adjustment to assets acquired or liabilities assumed is included in operating results in the period in which the adjustment is determined.

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From inception through March 31, 2020, AYRO has not contemplated nor consummated any acquisitions. However, should AYRO issue shares of its common stock in an acquisition, it will be required to estimate the fair market value of the shares issued.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU Topic 2016-02, Leases, (“ASU 842”). The guidance in this ASU supersedes the leasing guidance in ASU Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement.

The new standard is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. AYRO has adopted the standard effective January 1, 2019. The adoption of ASU 2016-02 did not have a material effect on AYRO’s financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. ASU 2014-09 implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts and customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in ASU 2014-09 are effective for reporting periods beginning after December 15, 2017, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of the adoption. AYRO adopted ASU 2014-09 for the year ended December 31, 2018. The adoption of ASU 2014-09 did not have a material effect on AYRO’s financial statements.

Concentration of Credit Risk

Financial instruments that potentially expose AYRO to concentrations of credit risk consist principally of cash, cash equivalents and accounts receivable. AYRO places its cash and cash equivalents with financial institutions with high credit quality. As of March 31, 2020, AYRO had $68,940 of cash and cash equivalents on deposit or invested with its financial and lending institutions.

AYRO provides credit to customers in the normal course of business. AYRO performs ongoing credit evaluations of its customers’ financial condition and limit the amount of credit extended when deemed necessary.

Foreign Currency Risk

From inception through March 31, 2020, all transactions for AYRO have been settled in U.S. dollars. Should AYRO begin transacting business in other currencies, AYRO is subject to exposure from changes in the exchange rates of local currencies.

AYRO has not entered into any financial derivative instruments that expose it to material market risk, including any instruments designed to hedge the impact of foreign currency exposures. AYRO may, however, hedge such exposure to foreign currency exchange fluctuations in the future.

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PLAN OF DISTRIBUTION

We are offering 3,157,895 shares of our common stock in a registered direct offering at an offering price of $4.75 per share to investors that are not affiliated with us. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors.

We agreed to pay Palladium Capital Advisors, LLC, or Palladium, a fee consisting of (i) cash compensation equal to 8% of the gross proceeds raised in this offering to investors introduced to us by Palladium, and (ii) compensation warrants to purchase 7% of the shares of our common stock sold in any private placement of our securities to investors introduced to us by Palladium at an exercise price of 115% of the purchase price of the shares of our common stock. The total fee payable to Palladium in connection with this offering will be a cash compensation of $800,000 and a compensation warrant to purchase 147,368 shares of our common stock at an exercise price of $5.4625 per share.

The shares of our common stock offered hereby are being sold directly to purchasers and not through a placement agent, underwriter or securities broker or dealer. We have entered into an Investment Banking Agreement, dated March 6, 2020, with Spartan Capital Securities, LLC (“Spartan”) pursuant to which Spartan is entitled to a fee consisting of (i) cash compensation equal to 7.5% of the gross proceeds raised in the offering from the sale of common stock to certain of the investors introduced to us by Spartan and (ii) compensation warrants to purchase a number of shares of our common stock equal to 7.5% of the gross proceeds raised in this offering to investors introduced to us by Spartan divided by 110% of the purchase price per share sold in this offering at an exercise price of 110% of the offering price per share sold in this offering. The total fee payable to Spartan in connection with this offering will be a cash compensation of $375,000 and compensation warrants to purchase 71,770 shares of our common stock at an exercise price of $5.225 per share. The compensation warrants shall have a term of five years, contain cashless exercise provisions and piggyback registration rights.

We intend to enter into a securities purchase agreement with purchasers covering the sale of the shares offered under this prospectus supplement. A copy of the form of securities purchase agreement between us and the purchasers will be included as an exhibit to a Current Report on Form 8-K that will be filed with the SEC. We currently anticipate that closing of the sale of all 3,157,895 shares of our common stock offered hereby will take place on or about July 8, 2020.

We have agreed to indemnify Palladium and Spartan and specified other persons against certain liabilities relating to or arising out of Palladium’s or Spartan’s activities under their respective engagement letters, including for liabilities under the Securities Act, and to contribute to payments that Palladium or Spartan may be required to make in respect of such liabilities.

The transfer agent and registrar for our common stock is Issuer Direct Corporation.

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “AYRO.”

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LEGAL MATTERS

Certain legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

Friedman LLP, independent registered public accounting firm, audited DropCar, Inc.’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report (which contains an explanatory paragraph relating to DropCar, Inc.’s ability to continue as a going concern), which is incorporated herein by reference. DropCar, Inc.’s financial statements are incorporated by reference in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.

The balance sheets of AYRO, Inc. as of December 31, 2019 and 2018 and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, have been audited by Plante & Moran, PLLC, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at https://ayro.com/. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits thereto, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 10, 2020;

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●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020;

●	our Current Reports on Form 8-K filed with the SEC on February 5, 2020, February 7, 2020 (and as amended on February 14, 2020), February 24, 2020, March 6, 2020, May 15, 2020, May 19, 2020, May 26, 2020, May 28, 2020, May 29, 2020 (and as amended on June 3, 2020), June 19, 2020 and July 8, 2020;

●	the following sections from the Form S-4: “Risk Factors,” “Management of the Combined Company,” “Information About AYRO,” “Information About DropCar—Legal Proceedings,” “Principal Stockholders of AYRO and the Combined Company,” “Principal Stockholders of DropCar and the Combined Company” and “Description of DropCar Capital Stock;” and

●	the description of our common stock contained in the “Description of DropCar Capital Stock” in the Form S-4.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to AYRO, Inc., 900 E. Old Settlers Boulevard, Suite 100, Round Rock, TX 78664, Attention: Curtis Smith. You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or to anyone to whom it is unlawful to make such offer or solicitation.

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PROSPECTUS

DROPCAR, INC.

$50,000,000

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock or preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

In addition, the selling stockholders identified in this prospectus may offer and sell from time to time up to 1,560,696 shares of our common stock underlying Series J Warrants which were issued to the selling stockholders on September 5, 2018. We are registering these shares of our common stock pursuant to an offer letter that we entered into with certain of the selling stockholders. The selling stockholders may offer and sell their shares of our common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling stockholders may conduct sales of their shares of our common stock. We will not receive any proceeds from any sale of shares of our common stock by the selling stockholders.

Our common stock is listed on The Nasdaq Capital Market, under the symbol “DCAR.” On October 11, 2018, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.52 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we and the selling stockholders may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $50,000,000. In addition, the selling stockholders identified in this prospectus may offer and sell from time to time up to 1,560,696 shares of our common stock underlying Series J Warrants which were issued to the selling stockholders on September 5, 2018. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer a type or series of securities under this prospectus, we or the selling stockholders will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor any selling stockholder has authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “DropCar,” “the Company,” “we,” “us,” “our” and similar terms refer to Dropcar, Inc.

i

 PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Operating Segments

We have two reportable operating segments: DropCar Operating and WPCS International Incorporated (“WPCS”).

DropCar Operating

We are a provider of automotive vehicle support, fleet logistics, and concierge services for both consumers and the automotive industry. Our cloud-based Enterprise Vehicle Assistance and Logistics (“VAL”) platform and mobile application (“app”) assists consumers and automotive-related companies reduce the costs, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. Our VAL platform is a web-based interface to our core service that coordinates the movements and schedules of trained valets who pickup and drop off cars at dealerships and customer locations. The app tracks progress and provides email and text notifications on status to both dealers and customers, increasing the quality of communication and subsequent satisfaction with the service.

In July 2018, we launched our Mobility Cloud platform which provides automotive-related businesses with a 100% self-serve SaaS version of its VAL platform to manage our own operations and drivers, as well as customer relationship management (“CRM”) tools that enable their clients to schedule and track their vehicles for service pickup and delivery. Our Mobility Cloud also provides access to private APIs (application programming interface) which automotive-businesses can use to integrate our logistics and field support directly into their own applications and processes natively, to create more seamless client experiences.

We believe that consumers love the freedom and comfort of having a personal vehicle, but are held hostage by their dependence on the physical location of garages and service centers for parking and maintenance. The continued population shift into cities and resulting increase in real estate prices are only compounding this burden. We seek to solve this problem by freeing clients from the reliance on the physical location of garages and service centers.

We achieve this balance of increased consumer flexibility and lower consumer cost by aggregating demand for parking and other automotive services and redistributing their fulfillment to partners in the city and on city outskirt areas that have not traditionally had access to lucrative city business. Beyond the immediate unit economic benefits of securing bulk discounts from vendor partners, we believe there is significant opportunity to further vertically integrate such businesses along the supply chain into our platform.

To date, we operate primarily in the New York metropolitan area. In May 2018, we expanded operations with our B2B business in San Francisco and in June 2018 we expanded operations with our B2B business in Washington DC, both new market expansions are with a major original equipment manufacturer (“OEM”) customer.

On the enterprise side, OEMs, dealers, and other service providers in the automotive space are increasingly being challenged with consumers who have limited time to bring in their vehicles for maintenance and service, making it difficult to retain valuable post-sale service contracts or scheduled consumer maintenance and service appointments. Additionally, many of the vehicle support centers for automotive providers (i.e., dealerships, including body work and diagnostic shops) have moved out of urban areas thus making it more challenging for OEMs and dealers in urban areas to provide convenient and efficient service for their consumer and business clientele. Similarly, shared mobility providers and other fleet managers, such as rental car companies, face a similar urban mobility challenge: getting cars to and from service bays, rebalancing vehicle availability to meet demand and getting vehicles from dealer lots to fleet locations.

While our business-to-business (“B2B”) and business-to-consumer (“B2C”) services generate revenue and help meet the unmet demand for vehicle support services, we are also building-out a platform and customer base that positions us well for developments in the automotive space when vehicle ownership becomes more subscription based with transportation services and concierge options well-suited to match a customer’s immediate needs. For example, certain car manufacturers are testing new services in which customers pay the manufacturer a flat fee per month to drive a number of different models for any length of time.

WPCS

WPCS provides low voltage communication infrastructure services. The Company specializes in the installation and service of low voltage communications, voice and data networks, security systems, audio-visual solutions, and distributed antenna systems and provide experienced project management and deliver complex projects to key vertical markets that include healthcare, education, transportation, energy and utilities, oil and gas, manufacturing, commercial real estate, financial, and government.

Recent Developments

Reverse Merger and Exchange Ratio

On January 30, 2018, DC Acquisition Corporation (“Merger Sub”), a wholly-owned subsidiary of WPCS, completed its merger with and into DropCar, Inc. (“Private DropCar”), with Private DropCar surviving as a wholly owned subsidiary of WPCS. This transaction is referred to as the “Reverse Merger.” The Reverse Merger was effected pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated September 6, 2017, by and among WPCS, Private DropCar and Merger Sub.

As a result of the Reverse Merger, each outstanding share of Private DropCar share capital (including shares of Private DropCar share capital to be issued upon the conversion of outstanding convertible debt) automatically converted into the right to receive approximately 0.3273 shares of WPCS’s common stock, par value $0.0001 per share (the “Exchange Ratio”). Following the closing of the Reverse Merger, holders of WPCS’s common stock immediately prior to the Reverse Merger owned approximately 22.9% on a fully diluted basis, and holders of Private DropCar common stock immediately prior to the Reverse Merger owned approximately 77.1% on a fully diluted basis, of WPCS’s common stock.

The Reverse Merger has been accounted for as a reverse acquisition under the acquisition method of accounting where Private DropCar is considered the accounting acquirer and WPCS is the acquired company for financial reporting purposes. Private DropCar was determined to be the accounting acquirer based on the terms of the Merger Agreement and other factors, such as relative voting rights and the composition of the combined company’s board of directors and senior management, which was deemed to have control. The pre-acquisition financial statements of Private DropCar became the historical financial statements of WPCS following the Reverse Merger. The historical financial statement, outstanding shares and all other historical share information have been adjusted by multiplying the respective share amount by the Exchange Ratio as if the Exchange Ratio had been in effect for all periods presented.

Immediately following the Reverse Merger, the combined company changed its name from WPCS International Incorporation to DropCar, Inc. The combined company following the Reverse Merger may be referred to herein as “the combined company,” “DropCar,” or the “Company.”

The Company’s shares of common stock listed on The Nasdaq Capital Market, previously trading through the close of business on January 30, 2018 under the ticker symbol “WPCS,” commenced trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “DCAR” on January 31, 2018.

Consumer Services Product Offering Change

In July 2018, DropCar Operating began assessing demand for a Self-Park Spaces monthly parking plan whereby consumers could designate specific garages for their vehicles to be stored at a base monthly rate, with 24/7 access for picking up and returning their vehicle directly, and the option to pay a la carte on a per hour basis for a driver to perform functions such as picking up and returning the vehicle to the client’s front door. This model aligns more directly with how the Company has structured the enterprise B2B side of its business, where an interaction with a vehicle on behalf of its drivers typically generates net new revenue. DropCar Operating has decided that the Self-Park Spaces plan combined with its on-demand valet service will be the only plans that it will offer consumers from September 1, 2018 onwards. Subscriber plans prior to this date will continue to receive service on a prorated basis. Additionally, the Company is scaling back its 360 Services for the Consumer portion of the market. As a result of this shift, in August 2018, the Company has begun to significantly streamline its field teams, operations and back office support tied to its pre-September 1, 2018 consumer subscription plans.

Term Sheet for Sale of WPCS Business

On August 9, 2018 the Company entered into a term sheet with the management of WPCS International Suisun City, Inc. for the sale of select assets and liabilities of the Company’s WPCS business for $3.5 million. It is anticipated that the transaction will close in the 4th quarter of 2018, however, there can be no assurance that the sale will be consummated on the terms previously negotiated or at all. The contemplated sales price is exptected to be below the carrying value of the Company's goodwill and intangibles  In the event the transaction is consummated under its current terms, the Company would record a material impairment charge.

Issuance of Series J Warrants

On August 31, 2018, the Company offered (the “Repricing Offer Letter”) to the holders (the “Holders”) of the Company’s outstanding Series H-4 Warrants to purchase common stock of the Company issued on March 8, 2018 (the “Series H-4 Warrants”) the opportunity to exercise such Series H-4 Warrants for cash at a reduced exercise price of $0.60 per share (the “Reduced Exercise Price”) provided such Series H-4 Warrants were exercised for cash on or before 5:00 P.M. Eastern Daylight Time on September 4, 2018 (the “End Date”). In addition, the Company issued a “reload” warrant (the “Series J Warrants”) to each Holder who exercised their Series H-4 Warrants prior to the End Date, covering one share for each Series H-4 Warrant exercised during that period. The terms of the Series J Warrants are substantially identical to the terms of the Series H-4 Warrants except that (i) the exercise price is equal to $1.00, (ii) the Series J Warrants may be exercised at all times beginning on the 6-month anniversary of the issuance date on a cash basis and also on a cashless basis as described in Section 2(d) of the Series J Warrant, (iii) the Series J Warrants do not contain any provisions for anti-dilution adjustment and (iv) the Company has the right to require the Holders to exercise all or any portion of the Series J Warrants still unexercised for a cash exercise if the VWAP (as defined in the Series J Warrant) for the Company’s common stock equals or exceeds $1.50 for not less than ten consecutive trading days.

On September 4, 2018, the Company received executed Repricing Offer Letters from a majority of the Holders, which resulted in the issuance of Series J Warrants to purchase up to 1,560,696 shares of the Company’s common stock. The Company received gross proceeds of approximately $937,000 from the exercise of the Series H-4 Warrants pursuant to the terms of the Repricing Offer Letter.

Company Information

We were incorporated in the State of Delaware on December 18, 1997 under the name “Internet International Communications Ltd.” Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed on December 23, 2004, our name was changed to “WPCS International Incorporated.” On January 30, 2018, we completed a business combination with DropCar, Inc., a then privately held Delaware corporation (“Private DropCar”), in accordance with the terms of a merger agreement, pursuant to which a merger subsidiary merged with and into Private DropCar, with Private DropCar surviving as our wholly owned subsidiary (the “Merger”). On January 30, 2018, immediately after completion of the Merger, we changed our name to “DropCar, Inc.” The Merger was treated as a reverse merger under the acquisition method of accounting in accordance with U.S. GAAP.

Our principal corporate office is located at 1412 Broadway, Suite 2105, New York, New York 10018, telephone (646) 342-1595. Our internet address is www.dropcar.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our web site as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission. Information contained on our web site does not form a part of this prospectus.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $50,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. In addition to the securities we may offer, the selling stockholders identified in this prospectus may offer and sell from time to time up to 1,560,696 shares of our common stock underlying Series J Warrants which were issued to the selling stockholders on September 5, 2018. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer a type or series of securities under this prospectus, we or the selling stockholders will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●
designation or classification;

●
aggregate principal amount or aggregate offering price;

●
maturity, if applicable;

●
rates and times of payment of interest or dividends, if any;

●
redemption, conversion or sinking fund terms, if any;

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voting or other rights, if any; and

●
conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We or the selling stockholders may sell the securities directly to investors or to or through agents, underwriters or dealers. We, the selling stockholders, and our respective agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling stockholders offer securities through agents or underwriters, we or the selling stockholders, as applicable, will include in the applicable prospectus supplement:

●
the names of those agents or underwriters;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us or the selling stockholders, as applicable.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

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our ability to obtain adequate financing to meet our future operational and capital needs;

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our ability to continue as a going concern without additional financing;

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the timing of and our ability to obtain marketing approval of our product candidates, and the ability of our product candidates to meet existing or future regulatory standards;

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our ability to comply with government laws and regulations;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our estimates regarding the potential market opportunity for our product candidates;

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the timing of or our ability to enter into partnerships to market and commercialize our product candidates;

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the rate and degree of market acceptance of any product candidate for which we receive marketing approval;

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our intellectual property position;

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our estimates regarding expenses, future revenues, capital requirements and needs for additional funding and our ability to obtain additional funding;

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the success of competing treatments; and

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our competitive position.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, as well as the risk factors incorporated by reference in this prospectus, discussed under “Item 1A-Risk Factors” contained in our Current Report on Form 8-K/A filed with the SEC on April 2, 2018, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties.  Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

We will not receive any proceeds in connection with sales by any selling stockholder.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

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a fixed price or prices, which may be changed from time to time;

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market prices prevailing at the time of sale;

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prices related to the prevailing market prices; or

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negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

The selling stockholders may from time to time sell their shares of our common stock listed in the table under “Selling Stockholders.” The selling stockholders, including their transferees, may sell their shares directly to purchasers or through underwriter, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or the purchasers of the shares. In the case of sales by the selling stockholders, we will not receive any of the proceeds from the sale by them of their shares. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by the selling stockholders through underwriters, dealers and agents. We will name any underwriters, dealers or agents acting for the selling stockholders in a prospectus supplement and describe the principal terms of the agreement between the selling stockholders and any such underwriters, dealers or agents.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act, may be sold by the selling stockholders under Rule 144 rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In offering their shares covered by this prospectus, the selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of those shares may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts or commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be obligated to comply with the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M under the Exchange Act.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), and amended and restated bylaws (“Bylaws”), are summaries and are qualified by reference to the Certificate of Incorporation and the Bylaws that are on file with the SEC.

We are authorized to issue up to 100,000,000 shares of common stock and up to 5,000,000 shares of preferred stock with the rights, preferences and privileges determined by our board of directors from time to time. Based on our capitalization as of October 9, 2018, we had issued and outstanding:

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8,884,411 shares of our common stock held by 39 stockholders of record;

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29,040 shares of our convertible preferred stock held by 16 stockholders of record; and

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8,739,460 shares of our common stock reserved for future issuance as follows: (i) 1,020,539 shares for issuance upon exercise of stock options granted under the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan, at a weighted average exercise price of $4.58 per share, all of which are issuable upon exercise of currently outstanding options, subject to vesting; (ii) 1,467,858 shares for issuance upon exercise of restricted stock units granted under the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan, all of which are issuable upon vesting of currently outstanding restricted stock units; (iii) 2,739,225 shares for issuance upon conversion of the outstanding shares of our convertible preferred stock; and (iv) 3,511,838 shares for issuance upon exercise of the outstanding warrants.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our Certificate of Incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Series H Convertible Preferred Stock

On June 30, 2015, we entered into Amendment, Waiver and Exchange Agreements (the “Exchange Agreements”) with certain of our promissory note holders, who held $1,299,000 in principal amount of unsecured promissory notes of ours. Pursuant to the terms of the Exchange Agreements, the holders of such notes agreed to exchange all the existing indebtedness for, and we agreed to issue to the holders, an aggregate of 8,435 shares of Series H Convertible Preferred Stock, par value $0.0001 per share (“Series H Stock”). On June 30, 2015, we filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of the Series H Convertible Preferred Stock (the “Series H Certificate of Designation”). Under the terms of the Series H Certificate of Designation, each share of Series H Stock has a stated value of  $154 and is convertible into shares of our common stock, equal to the stated value divided by the conversion price of $1.54 per share (subject to adjustment in the event of stock splits or dividends). We are prohibited from effecting the conversion of the Series H Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 9.99%, in the aggregate, of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon such conversion.

As of October 9, 2018, there were 8 shares of Series H Stock issued and outstanding.

Series H-3 Convertible Preferred Stock

On March 30, 2017, we entered into a Securities Purchase Agreement (the “Series H-3 Securities Purchase Agreement”) with five investors (the “Series H-3 Investors”) pursuant to which we issued to the Series H-3 Investors an aggregate of 7,017 shares of Series H-3 Preferred Convertible Stock, par value $0.0001 per share (the “Series H-3 Stock”), and warrants to purchase 1,101,751 shares of common stock, with an exercise price of  $1.38 per share (the “Series H-3 Warrants”). The purchase price for each share of Series H-3 Stock was $138 and the purchase price for each Series H-3 Warrant was $0.1250, for aggregate gross proceeds of $1,100,000.

On March 30, 2017, we filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of the Series H-3 Stock (the “Series H-3 Certificate of Designation”). Under the terms of the Series H-3 Certificate of Designation, each share of the Series H-3 Stock has a stated value of  $138 and is convertible into shares of common stock, equal to the stated value divided by the conversion price of  $1.38 per share (subject to adjustment in the event of stock splits and dividends). We are prohibited from effecting the conversion of the Series H-3 Stock to the extent that, as a result of such conversion, the holder or any of its affiliates would beneficially own more than 9.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series H-3 Stock.

As of October 9, 2018, there were 2,189 shares of Series H-3 Stock issued and outstanding.

Series H-4 Convertible Preferred Stock

On March 8, 2018, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (collectively, the “Investors”), pursuant to which we issued to the Investors an aggregate of 26,843 shares (the “Series H-4 Shares”) of our Series H-4 Convertible Preferred Stock, par value $0.0001 per share (the “Series H-4 Stock”), and warrants to purchase 2,684,300 shares of our common stock, with an exercise price of $2.60 per share, subject to adjustments (the “Series H-4 Warrants”). The purchase price per Series H-4 Share was $235.50, equal to (i) the closing price of our common stock on The Nasdaq Capital Market (“Nasdaq”) on March 7, 2018, plus $0.125 multiplied by (ii) 100. The aggregate purchase price for the Series H-4 Shares and Series H-4 Warrants was approximately $6.0 million. The Series H-4 Shares are convertible into 2,684,300 shares of our common stock.

On September 5, 2018, we received a request from Nasdaq to amend our Certificate of Designations, Preferences and Rights of the Series H-4 Convertible Preferred Stock, originally filed with the Secretary of State of the State of Delaware on March 8, 2018 (the “Certificate of Designations”) to provide that the Series H-4 Stock may not be converted into shares of our common stock until we obtain stockholder approval of the issuance of the common stock underlying the Series H-4 Stock pursuant to the applicable rules and regulations of Nasdaq. On September 10, 2018, we filed a Certificate of Amendment (the “COD Amendment”) to the Certificate of Designations to provide for stockholder approval as described above prior to the conversion of the Series H-4 Stock.

As of October 9, 2018, there were 26,843 shares of Series H-4 Stock issued and outstanding.

Options

As of October 9, 2018, we had outstanding options to purchase 1,020,539 shares of our common stock, at a weighted average exercise price of $4.58 per share.

Restricted Stock Units

As of October 9, 2018, we had outstanding restricted stock units to purchase 1,467,858 shares of our common stock.

Warrants

As of October 9, 2018, we had outstanding warrants to purchase an aggregate of 3,511,838 shares of our common stock with exercise prices ranging from $0.60 to $5.52, with an approximate weighted average exercise price of $1.48 per share. The classes of warrants are described below.

Merger Warrants

On April 19, 2018, we entered into separate Warrant Exchange Agreements (the “Exchange Agreements”) with the holders (the “Merger Warrant Holders”) of existing merger warrants (the “Merger Warrants”) to purchase shares of our common stock, pursuant to which the Merger Warrant Holders exchanged each Merger Warrant for 1/3rd of a share of Common Stock (collectively, the “New Shares”) and ½ of a warrant to purchase a share of our common stock (collectively, the “Series I Warrants”). In connection with the Exchange Agreements, we issued an aggregate of (i) 292,714 New Shares and (ii) Series I Warrants to purchase an aggregate of 439,070 shares of our common stock. The closing took place on May 16, 2018.

The Series I Warrants have an exercise price of $2.30 per share (reflecting 110% of the market value of our common stock on The Nasdaq Capital Market as of the close of trading on April 18, 2018, prior to the entry into the Warrant Exchange Agreements), and do not contain any price-based anti-dilution protections. In addition, the Series I Warrants are exercisable for three years from the date of issuance and contain a mandatory exercise feature if (i) the volume weighted average price of our common stock equals or exceeds $4.60 (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar transactions after the issuance date) for not less than ten (10) consecutive trading days (the “Mandatory Exercise Measuring Period”); (ii) the daily average number of shares of our common stock traded during the Mandatory Exercise Measuring Period equals or exceeds 150,000 (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar transactions after the issuance date); and (iii) no Equity Conditions Failure (as defined in the form of Series I Warrant) has occurred (unless the holder has waived such Equity Conditions Failure).

The Merger Warrants were originally issued pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 6, 2017, as subsequently amended, by and among us, DC Acquisition Corporation (“Merger Sub”) and DropCar Operating Company, Inc. (formerly known as DropCar, Inc.) (“Private DropCar”), pursuant to which Merger Sub merged with and into Private DropCar, with Private DropCar surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger was completed on January 30, 2018. The Merger Warrants, which are exercisable to purchase up to 878,146 shares of Common Stock, were issued in exchange for previously outstanding Private DropCar warrants and have terms identical to the terms of the Private DropCar warrants for which they were exchanged, except that the number of shares covered by the Merger Warrants and the exercise price per share were adjusted for an exchange ratio of 0.3273.

As of October 9,2018, there were 0 Merger Warrants issued and outstanding.

Series H-1 Warrants

During July 2015, we issued warrants to purchase 1,279,759 shares of our common stock, with exercise prices between $1.63 and $1.66 per share, subject to adjustments (the “Series H-1 Warrants”).  Subject to certain ownership limitations, the Series H-1 Warrants are immediately exercisable from the issuance date and will be exercisable for a period of five years from the issuance date.

As of October 9, 2018, there were 304,464 Series H-1 Warrants issued and outstanding.

Series H-3 Warrants

As described above under “Description of Capital Stock – Preferred Stock” in connection with the issuance of the Series H-3 Shares, on March 30, 2017, we issued warrants to purchase 1,101,751 shares of our common stock, with an exercise price of $1.38 per share, subject to adjustments (the “Series H-3 Warrants”).  Subject to certain ownership limitations, the Series H-3 Warrants are immediately exercisable from the issuance date and will be exercisable for a period of five years from the issuance date.

As of October 9, 2018, there were 84,004 Series H-3 Warrants issued and outstanding.

Series H-4 Warrants

As described above under “Description of Capital Stock - Preferred Stock,” in connection with the issuance of the Series H-4 Shares, on March 8, 2018, we issued warrants to purchase 2,684,300 shares of our common stock, with an exercise price of $2.60 per share, subject to adjustments (the “Series H-4 Warrants”). Subject to certain ownership limitations, the Series H-4 Warrants are immediately exercisable from the issuance date and will be exercisable for a period of five years from the issuance date.

On September 5, 2018, in connection with the Repricing Offer Letter described below, we received a request from Nasdaq to amend our Series H-4 Warrants to provide that the Series H-4 Warrants may not be exercised until we have obtained stockholder approval of the issuance of our common stock underlying the Series H-4 Warrants pursuant to the applicable rules and regulations of Nasdaq. On September 10, 2018, we entered into an amendment (the “Warrant Amendment”) with the holders of our Series H-4 Warrants to provide for stockholder approval as described above prior to the exercise of the Series H-4 Warrants.

As of October 9, 2018, there were 1,123,604 Series H-4 Warrants issued and outstanding.

Series J Warrants

On August 31, 2018, we offered (the “Repricing Offer Letter”) to the holders (the “H-4 Holders”) of our Series H-4 Warrants the opportunity to exercise such Series H-4 Warrants for cash at a reduced exercise price of $0.60 per share (the “Reduced Exercise Price”) provided such Series H-4 Warrants were exercised for cash on or before 5:00 P.M. Eastern Daylight Time on September 4, 2018 (the “End Date”). In addition, we issued a “reload” warrant (the “Series J Warrants”) to each H-4 Holder who exercised their Series H-4 Warrants prior to the End Date, covering one share for each Series H-4 Warrant exercised during that period. The terms of the Series J Warrants are substantially identical to the terms of the Series H-4 Warrants except that (i) the exercise price is equal to $1.00, (ii) the Series J Warrants may be exercised at all times beginning on the 6-month anniversary of the issuance date on a cash basis and also on a cashless basis as described in Section 2(d) of the Series J Warrant, (iii) the Series J Warrants do not contain any provisions for anti-dilution adjustment and (iv) we have the right to require the holders to exercise all or any portion of the Series J Warrants still unexercised for a cash exercise if the VWAP (as defined in the Series J Warrant) for our common stock equals or exceeds $1.50 for not less than ten consecutive trading days.

On September 4, 2018, we received executed Repricing Offer Letters from a majority of the Holders, which resulted in the issuance of Series J Warrants to purchase up to 1,560,696 shares of our common stock. We received gross proceeds of approximately $937,000 from the exercise of the Series H-4 Warrants pursuant to the terms of the Repricing Offer Letter.

As of October 9, 2018, there were 1,560,696 Series J Warrants issued and outstanding.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of our IPO.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the Board of Directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the Board of Directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Section 145 of the Delaware General Corporation Law, permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the Company. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation.

Nasdaq Capital Market Listing

Our common stock has been publicly traded on The Nasdaq Capital Market under the symbol “DCAR.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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the title or designation;

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the aggregate principal amount and any limit on the amount that may be issued;

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the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

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whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

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the maturity date and the date or dates on which principal will be payable;

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the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place or places where payments will be payable;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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whether we will be restricted from incurring any additional indebtedness;

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a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

 DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock. We may offer warrants separately or together with one or more debt securities, common stock or rights, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

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if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions;

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whether the warrants may be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

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the date of determining the stockholders entitled to the rights distribution;

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the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

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the exercise price;

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the aggregate number of rights issued;

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whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

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the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

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the method by which holders of rights will be entitled to exercise;

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the conditions to the completion of the offering, if any;

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the withdrawal, termination and cancellation rights, if any;

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whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

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whether stockholders are entitled to oversubscription rights, if any;

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any applicable U.S. federal income tax considerations; and

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, one or more debt securities, warrants or rights for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

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prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

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upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our Certificate of Incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our Certificate of Incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SELLING STOCKHOLDERS

The selling stockholders indicated below may resell from time to time in whole or in part up to 1,560,696 shares of common stock issuable upon the exercise of the Series J Warrants.

The securities set forth in the table below are being registered to permit secondary public trading of our securities. Subject to the restrictions described in this prospectus, the selling stockholders may offer our securities covered under this prospectus for resale from time to time. In addition, subject to the restrictions described in this prospectus, the selling stockholders may sell, transfer or otherwise dispose of all or a portion of our securities being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act of 1933. See “Plan of Distribution.”

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The final column lists the percentage of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, as of September 15, 2018, assuming exercise of the warrants and conversion of the Preferred Stock held by each such selling stockholder on that date but taking account of any limitations on exercise set forth therein. The percentage of shares beneficially owned prior to the offering is based on 8,884,411 shares of our common stock outstanding as of September 15, 2018. The number of shares in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares that the selling stockholder may offer under this prospectus and does not take into account any limitations on the exercise of warrants set forth therein.

Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After Offering	% of Shares of Common Stock Beneficially Owned After Offering
Alpha Capital Anstalt	3,905,477	827,320	3,078,157	9.99%
Iroquois Capital Investment Group LLC (2)	981,481	185,230	796,251	8.96%
Iroquois Master Fund Ltd. (2)	1,493,153	185,230	1,307,923	9.99%
Brio Capital Master Fund Ltd. (3)	647,431	123,506	523,925	5.90%
Fame Associates (4)	297,694	43,224	254,470	2.86%
Isaac Fruchthandler (5)	14,800	4,305	10,495	*
The Hewlett Fund LP (6)	212,200	61,724	150,476	1.69%
Mada Equities LLC (7)	259,294	61,724	197,570	2.22%
Richard Molinsky (8)	73,050	19,100	53,050	*
SOS Investors Group LLC (9)	193,060	18,500	174,560	1.96%
Zeiger Tower LLC (10)	240,253	30,833	209,420	2.36%

* Less than 1%.

(1)
Includes Series J Warrants to acquire 827,320 shares of common stock. The selling stockholder shares voting and investment power with Konrad Ackermann.

(2)
Ownership by Iroquois Capital Investment Group LLC includes Series J Warrants to acquire 185,230 shares of common stock. Ownership by Iroquois Master Fund Ltd. includes Series J Warrants to acquire 185,230 shares of common stock. Richard Abbe is the natural person with voting and dispositive power over the shares held by Iroquois Capital Investment Group LLC and Iroquois Master Fund.

(3)
Includes Series J Warrants to acquire 123,506 shares of common stock. The selling stockholder shares voting and investment power with Shaye Hirsch, Director of Brio Capital Master Fund Ltd.

(4)
 Includes Series J Warrants to acquire 43,224 shares of common stock. The selling stockholder shares voting and investment power with Abraham Fruchthandler.

(5)
Includes Series J Warrants to acquire 4,305 shares of common stock.

(6)
Includes Series J Warrants to acquire 61,724 shares of common stock. The selling stockholder shares voting and investment power over all securities with Martin Chopp.

(7)
Includes Series J Warrants to acquire 61,724 shares of common stock. The selling stockholder shares voting and investment power over all securities with Mark Weinberger, Member of Mada Equities LLC.

(8)
Includes Series J Warrants to acquire 20,000 shares of common stock. The selling stockholder shares voting and investment power over 18,850 shares with Maria Molinsky.

(9)
Includes Series J Warrants to acquire 18,500 shares of common stock. The selling stockholder shares voting and investment power over all securities with Dovid Obstfeld.

(10)
Includes Series J Warrants to acquire 30,833 shares of common stock. The selling stockholder shares voting and investment power over all securities with Samuel Reinhold.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The balance sheets of DropCar, Inc. as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.dropcar.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 filed on May 21, 2018 and August 14, 2018, respectively (File Nos. 001-34643);

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our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on January 17, 2018, January 30, 2018, February 5, 2018, March 9, 2018, March 21, 2018, April 2, 2018, April 20, 2018, May 21, 2018, July 13, 2018, August 1, 2018, August 16, 2018, September 4, 2018, September 10, 2018 and September 25, 2018 (File Nos. 001-34643);

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our definitive proxy statement filed on October 9, 2018, as revised on October 16, 2018 and as supplemented on October 24, 2018;

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the description of our common stock contained in our Registration Statement on Form 8-A filed on February 26, 2010 (File No. 001-34643) pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed with the SEC for purposes of updating such description; and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting DropCar, Inc., 1412 Broadway, Suite 2105, New York, NY 10018, Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (646) 342-1595.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.